UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material under § 240.14a-12

MHI Hospitality Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MHI HOSPITALITY CORPORATION

March 20, 2013

Dear Stockholder:

On behalf of the board of directors and management of MHI Hospitality Corporation (the “Company”), I cordially invite you to attend the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Williamsburg Community Building, 401 North Boundary Street, Williamsburg, Virginia 23185, on Tuesday, April 16, 2013 at 9:00 a.m., local time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of the Company, as well as a representative of PBMares, LLP, certified public accountants, are expected to be present to respond to any questions that you may have.

You will be asked to: (i) elect eight (8) Company directors; (ii) ratify the appointment of PBMares, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; (iii) approve the Company’s 2013 Long-Term Incentive Plan (the “2013 Plan”); (iv) hold an advisory vote to approve executive compensation (“Say-on-Pay”); and (v) hold an advisory vote on the frequency of holding future advisory votes on executive compensation (“Say-on-Frequency”). The board of directors has approved each of these proposals and its unanimous recommendations related to each are contained in the accompanying materials.

Your vote is important. Regardless of the number of shares you own and regardless of whether you plan to attend the Annual Meeting, I encourage you to read the enclosed proxy statement carefully and sign and return your enclosed proxy card, or follow the instructions to vote by internet or telephone, as promptly as possible because a failure to do so could cause a delay in the Annual Meeting and additional expense to the Company. A postage-paid return envelope is provided for your convenience. This will not prevent you from voting in person, but it will assure that your vote will be counted if you are unable to attend the Annual Meeting. If you do decide to attend the Annual Meeting and feel for whatever reason that you want to change your vote at that time, you will be able to do so. If you are planning to attend the Annual Meeting, please let us know by marking the appropriate box on the proxy card.

Sincerely yours,

Andrew M. Sims
Chairman and Chief Executive Officer

410 West Francis Street, Williamsburg, Virginia 23185

MHI HOSPITALITY CORPORATION

410 WEST FRANCIS STREET

WILLIAMSBURG, VIRGINIA 23185

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 16, 2013

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of MHI Hospitality Corporation (the “Company”), will be held at the Williamsburg Community Building, 401 North Boundary Street, Williamsburg, Virginia 23185, on Tuesday, April 16, 2013 at 9:00 a.m., local time, for the following purposes:

1.	To elect eight (8) directors to the board of directors of the Company;

2.	To ratify the appointment of PBMares, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	To approve the Company’s 2013 Long-Term Incentive Plan (the “2013 Plan”);

4.	To hold an advisory vote to approve executive compensation (“Say-on-Pay”);

5.	To hold an advisory vote on the frequency of holding future advisory votes on executive compensation (“Say-on-Frequency”); and

6.	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

The board of directors is not aware of any other business to come before the Annual Meeting. Stockholders of record at the close of business on March 1, 2013 are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. To obtain directions to attend the Annual Meeting and vote in person, please call Investor Relations at (757) 229-5648.

A copy of the Company’s 2012 Annual Report to Stockholders is enclosed.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WE ENCOURAGE YOU TO VOTE BY PROXY SO THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE ANNUAL MEETING EVEN IF YOU CANNOT ATTEND. ALL STOCKHOLDERS OF RECORD CAN VOTE BY WRITTEN PROXY CARD, BY TELEPHONE AT 1-800-690-6903, OR OVER THE INTERNET AT WWW.PROXYVOTE.COM. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE ANNUAL MEETING. PURSUANT TO A NEW YORK STOCK EXCHANGE (“NYSE”) RULE APPLICABLE TO NYSE-MEMBER BROKERS, IF YOUR SHARES ARE HELD BY YOUR BROKER AND YOU DO NOT GIVE YOUR BROKER VOTING INSTRUCTIONS, YOUR SHARES WILL NOT BE VOTED IN CONNECTION WITH MATTERS DEEMED BY THE NYSE TO BE “DISCRETIONARY.” SUCH MATTERS INCLUDE, BUT ARE NOT LIMITED TO, THE ELECTION OF DIRECTORS AND MATTERS RELATING TO EXECUTIVE COMPENSATION.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Patrick V. Fiel, Jr.
PATRICK V. FIEL, JR.
CORPORATE SECRETARY

Williamsburg, Virginia

March 20, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 16, 2013

The proxy statement and annual report to security holders are available on our website at www.mhihospitality.com.

IMPORTANT: PLEASE READ THE PROXY STATEMENT AND THEN PROMPTLY INDICATE YOUR VOTING INSTRUCTIONS: (1) BY TELEPHONE BY CALLING 1-800-690-6903; (2) OVER THE INTERNET AT WWW.PROXYVOTE.COM; OR (3) BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE.

PROXY STATEMENT

OF

MHI HOSPITALITY CORPORATION

410 WEST FRANCIS STREET

WILLIAMSBURG, VIRGINIA 23185

ANNUAL MEETING OF STOCKHOLDERS

APRIL 16, 2013

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “board”) of MHI Hospitality Corporation (the “Company”) to be used at the 2013 Annual Meeting of Stockholders which will be held at the Williamsburg Community Building, 401 North Boundary Street, Williamsburg, Virginia 23185, on Tuesday, April 16, 2013 at 9:00 a.m., local time (the “Annual Meeting”). The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are being mailed to stockholders on or about March 20, 2013.

All properly executed written proxies that are delivered pursuant to this proxy statement will be voted on all matters that properly come before the Annual Meeting for a vote. If your signed proxy specifies instructions with respect to matters being voted upon, your shares will be voted in accordance with your instructions. If no instructions are specified, your shares will be voted (a) “FOR ALL” Proposal I (election of directors); (b) “FOR” Proposal II (ratification of the Company’s independent registered public accounting firm for fiscal year 2013); (c) “FOR” Proposal III (approval of the Company’s 2013 Long-Term Incentive Plan (the “2013 Plan”)); (d) “FOR” Proposal IV (approval, on an advisory basis, of the compensation of the Company’s executive officers whose compensation is disclosed in this proxy statement (“Say-on-Pay”)); (e) “THREE (3) YEARS” for Proposal V (approval, on an advisory basis, as to the frequency of an advisory vote on executive compensation (“Say-on-Frequency”)); and (f) in the discretion of the proxy holders, as to any other matters that may properly come before the Annual Meeting. Your proxy may be revoked at any time prior to being voted by: (i) filing with the Company’s Corporate Secretary (Patrick V. Fiel, Jr., at 410 West Francis Street, Williamsburg, Virginia 23185) written notice of such revocation; (ii) submitting a duly executed proxy bearing a later date; or (iii) attending the Annual Meeting and giving the Corporate Secretary notice of your intention to vote in person. Voting by telephone, Internet or mail will not prevent you from later revoking that proxy and voting in person at the Annual Meeting.

VOTING SECURITIES AND VOTE REQUIRED

The board of directors has fixed the close of business on March 1, 2013 as the record date (the “Record Date”) for the determination of stockholders who are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 10,125,286 shares of the Company’s common stock, $0.01 par value, outstanding. Each stockholder of record on the Record Date is entitled to one vote for each share held.

The presence in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Shares represented by proxies received by the Company but marked as abstentions, if any, will be included in the calculation of the number of shares considered to be present at the meeting. Proxies received by the Company that reflect “broker non-votes” (i.e., proxies relating to shares held by brokers or other nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on one or more but not all matters, the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. In the event there are not sufficient votes for a quorum or to ratify any proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

We need your vote. Our stockholders are always encouraged to review the proxy materials and vote their shares. Under New York Stock Exchange (“NYSE”) Rule 452, brokers who are voting with respect to shares held in street name have the discretion to vote such shares on routine matters but not on non-routine matters (so called “discretionary” matters), which include the election of directors and matters relating to executive compensation. For purposes of Proposals I, III, IV and V, proxies received by the Company that reflect abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

As to the election of directors, the enclosed proxy enables a stockholder to vote “FOR ALL” the election of the nominees proposed by the board of directors, or to withhold authority to vote for the nominee being proposed. Directors are elected by a plurality of votes of the shares present in person or represented by proxy at a meeting and entitled to vote in the election of directors.

As to the ratification of the independent registered public accounting firm, the approval of the 2013 Plan and the advisory vote to approve executive compensation which are submitted as Proposals II, III and IV, respectively, a stockholder may: (i) vote “FOR” the proposal; (ii) vote “AGAINST” the proposal; or (iii) “ABSTAIN” with respect to the proposal.

As to the frequency for the advisory vote on executive compensation, which is submitted as Proposal V, a stockholder may vote to include an advisory vote on compensation of the Company’s principal executive officers every “ONE (1) YEAR”, “TWO (2) YEARS” or “THREE (3) YEARS” or may “ABSTAIN” from voting on this matter.

Unless otherwise required by law, Proposal II shall be determined by a majority of votes cast affirmatively or negatively without regard to proxies marked “ABSTAIN” as to that matter. Unless otherwise required by law, Proposals III, IV and V and all other matters shall be determined by a majority of votes cast affirmatively or negatively without regard to (a) broker non-votes or (b) proxies marked “ABSTAIN” as to that matter.

While our board of directors intends to carefully consider the stockholder vote resulting from Proposals IV and V, the final vote will not be binding on us and is advisory in nature. It will be up to our nominating, corporate governance and compensation committee (the “NCGC Committee”) and board of directors to determine whether and how to implement the votes on executive compensation.

PRINCIPAL HOLDERS

The following table sets forth the beneficial ownership of shares of common stock as of March 1, 2013 for each person or group known to us to be holding more than 5.0% of the common stock, for each director and principal executive officer and for the current directors and executive officers of the Company as a group. As of March 1, 2013, the Company had outstanding 10,125,286 shares of its common stock, $0.01 par value per share. The table shows the number of shares of common stock and the number of partnership interests or units in the Company’s operating partnership the person “beneficially owns,” as determined by the rules of the Securities and Exchange Commission. The operating partnership is controlled by the Company as its sole general partner. The operating partnership is obligated to redeem each unit at the request of the holder thereof for the cash value of one share of common stock or, at the Company’s option, one share of common stock.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned		Number of Units Beneficially Owned		Total	Percent of Class(2)
Ryan P. Taylor/Essex Illiquid, LLC/ Richmond Hill Capital Partners, LP	1,900,000	(3)	—		1,900,000	15.8
Andrew M. Sims(4)	747,055	(5)	559,997	(6)	1,307,052	12.2
Edmunds White Partners, LLC	997,414	(7)	—		997,414	9.9
Palogic Value Management, L.P.	811,152	(8)	—		811,152	8.0
Cheong Family	368,168	(9)	364,086	(9)	732,254	7.0
Kim E. Sims(4)	125,250	(6)	444,997	(6)	570,247	5.4
Edward S. Stein	22,500	(10)	333,099	(11)	355,599	3.4
William J. Zaiser	48,625	(12)	214,981	(13)	263,606	2.5
David R. Folsom	234,506	(14)	—		234,506	2.3
James P. O’Hanlon	53,250	(15)	—		53,250	*
Anthony E. Domalski	46,000	(16)			46,000	*
General Anthony C. Zinni	31,428	(10)	—		31,428	*
Patrick V. Fiel, Jr.	29,000	(17)			29,000	*
J. Paul Carey	28,500	(10)	—		28,500	*
David J. Beatty	10,222	(18)	—		10,222	*
All executive officers and directors as a group (11 persons)	3,227,711		1,292,112		4,519,823	33.9

*	Represents less than 1% of the number of shares of common stock of the Company.
(1)	Unless otherwise indicated, the named stockholders have sole voting power with respect to all shares shown as being beneficially owned by them. Includes all restricted stock grants, including those that will vest on December 31, 2013.
(2)	Assumes that all units of our operating partnership held by such person or group of persons are redeemed for common stock (regardless of when such units are redeemable). Assumes that all warrants to purchase shares of the Company’s common stock held by such person or group of persons are exercised (only if exercisable within 60 days). The total number of shares outstanding used in calculating the ownership interest of the named holders of units in the operating partnership and the named holders of warrants to purchase shares of the Company’s common stock is based on the deemed conversion or exercise of only the units or warrants, as applicable, owned by such holder into shares of common stock.
(3)	Based on information set forth in two separate Schedule 13D/As filed with the Securities and Exchange Commission on July 17, 2012, Essex Illiquid, LLC and Richmond Hill Capital Partners, LP have shared voting and dispositive power over 1,748,000 and 152,000 shares, respectively, through their ownership of warrants to purchase shares of the Company’s common stock. Ryan P. Taylor, our director, is affiliated with both Essex Illiquid, LLC and Richmond Hill Capital Partners, LP. Mr. Taylor disclaims beneficial ownership over the shares of the Company’s common stock and the related warrants. Each of Essex Illiquid, LLC and Richmond Hill Capital Partners, LP disclaim beneficial ownership of any securities held by the other. The address of both Essex Illiquid, LLC and Richmond Hill Capital Partners, LP is 375 Hudson Street, 12th Floor, New York, New York 10014.

(4)	Andrew M. Sims and Kim E. Sims are siblings.
(5)	Includes 68,500 shares of common stock granted under the 2004 Plan, including 15,000 shares of our common stock granted pursuant to Mr. Sims’ employment agreement with us that were fully vested on January 1, 2011. Includes 156,250 shares held by Susan L. Sims, Andrew M. Sims’ spouse. Includes 271,250 shares held by the family limited partnership of Andrew M. Sims.
(6)	Andrew M. Sims and Kim E. Sims each received 605,166 units in connection with our initial public offering. On July 22, 2005, the family limited partnerships of Andrew M. Sims and Kim E. Sims each received 23,850 units in connection with our acquisition of the Hilton Jacksonville Riverfront Hotel. Includes 45,981 units held by the Edgar Sims Irrevocable Trust for which Andrew M. Sims, Kim E. Sims and Christopher L. Sims, a former director, serve as co-trustees. Andrew M. Sims redeemed 115,000 units for common stock on June 7, 2011. Kim E. Sims redeemed 80,000 units for common stock on March 1, 2007, 50,000 units for common stock on August 28, 2007, 50,000 units for common stock on October 3, 2011 and 50,000 units for common stock on March 1, 2013.
(7)	Based on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2013, Edmunds White Partners, LLC has voting and dispositive power over 997,414 shares. The address of Edmunds White Partners, LLC is 10831 Ridgefield Parkway, Richmond, Virginia 23233.
(8)	Based on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on January 23, 2013, Palogic Value Management, L.P. has voting and dispositive power over 811,152 shares. The address of Palogic Value Management, L.P. is c/o Taylor H. Wilson, Esq., Haynes and Boone, LLP, 2323 Victory Avenue, Suite 700, Dallas, Texas 75219.
(9)	Represents 308,234 units held by Khersonese Investment (USA) Inc., 6,832 units held by IPAX and 49,020 units held by Phileo Land Company. Supreme Corp. redeemed 368,168 units for common stock on March 22, 2010. These entities are indirectly controlled by members of the Cheong Family, including Kee Cheok Cheong, Kee Fong Cheong, Kee Seong Cheong, Kee Lai Cheong and Kee Soon Cheong. The address of these four entities is 13th Floor, Bangunan Pak Peng Box #1 No.75, Jalan Petaling, 50000 Kuala Lumpur, Malaysia.
(10)	Includes 15,500 shares of restricted stock granted under the 2004 Plan all of which were fully vested on December 31, 2012. Also includes 3,000 shares of restricted stock granted under the 2004 Plan, which will vest on December 31, 2013.
(11)	Represents 333,099 units held by the Celia K. Krichman Charitable Trust, of which Edward S. Stein is a Trustee. Mr. Stein disclaims beneficial ownership of these units.
(12)	Includes 29,075 shares of common stock granted under the 2004 Plan.
(13)	The family limited partnership of William J. Zaiser received 206,830 units in connection with our initial public offering and an additional 8,151 units in connection with the acquisition of the Hilton Jacksonville Riverfront Hotel on July 22, 2005.
(14)	Includes 84,363 shares of common stock granted under the 2004 Plan, including 60,000 shares of our common stock granted pursuant to Mr. Folsom’s employment agreement with us that were fully vested on January 1, 2011.
(15)	Includes 13,500 shares of restricted stock granted under the 2004 Plan, all of which were fully vested on December 31, 2012. Also includes 3,000 shares of restricted stock granted under the 2004 Plan, which will vest on December 31, 2013. Includes 8,000 shares held by Claudia O’Hanlon, Mr. O’Hanlon’s spouse.
(16)	Includes 39,750 shares of common stock granted under the 2004 Plan, including 30,000 shares of restricted common stock granted pursuant to Mr. Domalski’s employment agreement with us that will vest in equal amounts of 6,000 shares on each December 31 in the five-year period of 2013 through 2017.
(17)	Includes 29,000 shares of common stock granted under the 2004 Plan, including 7,000 shares of our common stock granted pursuant to Mr. Fiel’s employment agreement with us that will vest on June 7, 2013.
(18)	Includes 4,500 shares of restricted stock granted under the 2004 Plan all of which are fully vested. Also includes 3,000 shares of restricted stock granted under the 2004 Plan, which will vest on December 31, 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and the beneficial owners of more than 10.0% of the common stock to file reports of ownership and changes in ownership of equity securities of the Company with the Securities and Exchange Commission and to furnish the Company with copies of such reports. To the best of our knowledge, all of the filings by the Company’s directors and executive officers were made on a timely basis during the 2012 fiscal year. We are not aware of any beneficial owners of more than 10.0% of our common stock other than as disclosed in the Principal Holders Table.

PROPOSAL I—ELECTION OF DIRECTORS

The directors of the Company are elected by the stockholders annually. The board of directors currently consists of nine (9) members. Eight (8) directors are elected by holders of our common stock and the ninth (9th) director is elected by holders of our Series A Cumulative Redeemable Preferred Stock (the “Preferred Stock”). Each director’s term of office expires at the Annual Meeting. Each of the individuals named below has been nominated for election by holders of our common stock to the board of directors at the Annual Meeting to hold office until the 2014 annual meeting of stockholders and until their successors are elected and qualified.

David J. Beatty, J. Paul Carey, David R. Folsom, James P. O’Hanlon, Andrew M. Sims, Kim E. Sims, Edward S. Stein and General Anthony C. Zinni (the “Nominees”), have been nominated by the board of directors, as recommended by our NCGC Committee, for terms of one (1) year each.

Name	Position with the Company	Age as of the Annual Meeting	History of Service as a Director
David J. Beatty	Director	69	2004 – 2007, 2011 – present
J. Paul Carey	Director	54	2004 – present
David R. Folsom	Director, President and Chief Operating Officer	48	2011 – present
James P. O’Hanlon	Director	69	2007 – present
Andrew M. Sims	Chairman of the Board of Directors and Chief Executive Officer	56	2004 – present
Kim E. Sims	Director	58	2004 – present
Edward S. Stein	Director	66	2004 – present
Anthony C. Zinni	Director	69	2004 – present

The persons named as proxies in the enclosed proxy card intend to vote “FOR ALL” the election of the Nominees, unless the proxy card is marked to indicate that such authorization is expressly withheld. Should one or more of the Nominees withdraw or be unable to serve (which the board of directors does not expect) or should any other vacancy occur in the board of directors, it is the intention of the persons named in the enclosed proxy card to vote “FOR ALL” the election of such persons as may be recommended by the NCGC Committee and the board of directors. If there are no substitute nominees, the size of the board of directors may be reduced.

Directors are elected by a plurality of votes of the shares present in person or represented by proxy at a meeting and entitled to vote in the election of directors. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. If your shares are held by your broker and you do not give your broker voting instructions, your shares will not be voted on Proposal I.

As set forth in the Company’s Articles Supplementary, the holders of the Company’s Preferred Stock have the exclusive right, voting separately as a single class, to elect one (1) member of the Company’s board of directors. The holders of the Preferred Stock designated Ryan P. Taylor to serve as a director on the Company’s board of directors effective May 25, 2011. Mr. Taylor was re-elected by the holders of the Preferred Stock at our 2012 annual meeting. The holders of the Preferred Stock have indicated to the Company their intent to re-elect Mr. Taylor as of our Annual Meeting. Because Mr. Taylor will be elected by the holders of the Preferred Stock, his election will not be voted on by the holders of our common stock.

Biographical Information

The principal business experience of each Nominee, director and executive officer of the Company is set forth below. The biographical information below also includes, for each Nominee, the particular experience, qualifications, attributes or skills that led the board of directors to nominate such Nominee to serve as a director of the Company.

Nominees for Directors

David J. Beatty previously served as a director of the Company from the completion of our initial public offering in December 2004 until 2007 and resumed service as a director of the Company in 2011. He also serves as chairman of the Company’s audit committee. He began his 40 plus year career in finance and real estate development as head of marketing operations for George Kaufman real estate development group in 1972. He was a founder of Essex Commercial Mortgage in 1987 and founder and President of CENIT Commercial Mortgage Corp. in 1990. In 2001, Mr. Beatty founded TowneBank Commercial Mortgage, LLC, where he currently serves as President. TowneBank Commercial Mortgage, LLC specializes in placing debt and equity for the lodging industry. He has been President of Guest Quarters, Inc., Treasurer and Chief Financial Officer of Guest Quarters Development Group and President of mortgage financing for Lawson-Essex, Inc. Mr. Beatty received a bachelor of arts degree from Georgetown University and a master of business administration degree from the Darden School of Business at the University of Virginia.

The board of directors concluded that Mr. Beatty has the relevant professional experience and skills to serve as director of the Company, as evidenced by Mr. Beatty’s current and former service as director of the Company, because of his corporate and financial leadership as president and chief financial officer of a hotel company as well as his current position of president at TowneBank Commercial Mortgage, LLC.

J. Paul Carey became a director prior to completion of the initial public offering in December 2004. Mr. Carey currently is a private investor. From October 2003 to March 2013, Mr. Carey served as the Managing Partner for JPT Partners, a privately held investment partnership created to acquire and manage transaction-processing companies in the education and financial services industry, a position he held since October 2003. Prior to his position with JPT Partners, Mr. Carey served as the Chief Executive Officer of Enumerate Solutions, Inc., a venture backed software company, from November 2001 until October 2003. Mr. Carey also served as the Executive Vice President for Sallie Mae and was responsible for financial reporting from August 1997 to April 2001, and as a partner with LCL Ltd., a financial advisory management and investment firm, from March 1993 to August 1997. He serves on the board of Opportunity Scholarships, Inc., an early stage company in the educational financial services market. Mr. Carey received a master of business administration degree from the University of Maryland and a bachelor of arts degree from The Catholic University of America.

The board of directors concluded that Mr. Carey has the relevant professional experience and skills to serve as director of the Company because of his significant financial expertise. Mr. Carey has twenty-seven years of experience in finance and financial services, holding principal executive officer positions in financial reporting, financial planning and analysis, budgeting, asset-liability management and other areas of financial management. During his time at Sallie Mae, in addition to financial reporting, Mr. Carey was responsible for all investor and regulatory relations and management.

David R. Folsom is our president and chief operating officer. He was appointed to the position of president in January 2011 and to the position of chief operating officer in January 2006. Mr. Folsom was appointed as a Director in 2011. Mr. Folsom assists the chief executive officer in the execution of our strategic business plan and coordinates our capital raising and borrowing efforts, as well as sourcing and conducting due diligence on potential acquisitions to facilitate the company’s growth. Prior to joining our company, Mr. Folsom was Vice President of Paragon Real Estate, a Cleveland-based early stage real estate venture focusing on distressed multi-family assets in 2005. From 2001 to 2005, he was an investment banker with BB&T Capital Markets, where he served in the Real Estate Securities Group and Debt Capital Markets Groups. While at BB&T, Mr. Folsom

participated in over 70 equity, debt and preferred stock underwritings, as well as financial advisory transactions across many industries. He was a member of the lead underwriting team that took our company public in 2004. Mr. Folsom served as a commissioned officer in the U.S. Marine Corps, is a graduate of the U.S. Naval Academy and received a master of business administration degree from Georgetown University. In 2012, Mr. Folsom also acted as an adjunct professor at the College of William and Mary.

The board of directors concluded that Mr. Folsom has the relevant professional experience and skills to serve as director of the Company because of his current positions as president and chief operating officer of the Company as well as his past investment banking and real estate financing experience.

James P. O’Hanlon became a director in March 2007 and serves on the NCGC Committee as well as the audit committee. Mr. O’Hanlon retired from Dominion Energy in January 2003 after serving as President and Chief Operating Officer for three years. He previously served as Chief Operating Officer of Dominion Generation, a generating unit of Dominion Resources, upon its formation in May 1999. Prior to his employment with Dominion Generation, Mr. O’Hanlon was with a subsidiary of Virginia Power since 1989 and served as Vice President-Nuclear Services, Vice President-Nuclear Operations and subsequently, Senior Vice President-Nuclear. He is a Captain (retired) in the U.S. Naval Reserves. Since 2003, Mr. O’Hanlon has provided consulting services in the areas of management appraisals, budget reviews and safety assessments. Mr. O’Hanlon received a bachelor of science degree in Marine Engineering from the United States Naval Academy and completed studies in nuclear engineering at the U.S. Naval Nuclear Power School. He has also pursued postgraduate studies at Penn State University and the University of Virginia, Darden School of Business.

The board of directors concluded that Mr. O’Hanlon has the relevant professional experience and skills to serve as director of the Company because of his corporate leadership as president and chief operating officer at one of the nation’s largest energy generation companies. Mr. O’Hanlon’s former positions provide a practical background of business and technical experience while serving in executive, management and supervisory positions.

Andrew M. Sims is our chief executive officer and chairman of the board and has served in such capacities since our inception in August 2004. In addition, Mr. Sims served as our president from our inception through December 31, 2010. He served as President of MHI Hotels Services LLC (“Services”) from 1995 until August 2004 after serving for seven years as Vice President of Finance and Development. As President of Services, Mr. Sims oversaw company operations as well as the areas of accounting and finance, marketing, development and franchise relations. Andrew M. Sims is the brother of Kim E. Sims. Mr. Sims serves as a director of Services. Mr. Sims has a bachelor of science degree in commerce from Washington & Lee University.

The board of directors concluded that Mr. Sims has the relevant professional experience and skills to serve as director of the Company because he has spent over thirty years in the hospitality industry and has experience operating, developing and owning hotel properties. Mr. Sims has held several positions in hotel management, including president of the hotel company, Services. Most recently, as chief executive officer, Mr. Sims has developed and expanded the Company’s hotel portfolio and managed franchise, banking and third party service-provider relations. Mr. Sims’ employment agreement with us provides that we must nominate him to serve as a director.

Kim E. Sims became a director upon completion of our initial public offering in December 2004 and is the President and a director of Services, a position he has held since December 2004. Mr. Sims served as Executive Vice President of Operations of Services from 1995 until 2004 and has provided thirty years of service at Services. He has a bachelor of science degree in commerce from Washington & Lee University. Kim E. Sims is the brother of Andrew M. Sims.

The board of directors concluded that Mr. Sims has the relevant professional experience and skills to serve as director of the Company because of his more than thirty year experience in hotel management and operations. As president of Services, Mr. Sims has an expertise in the hospitality industry that enhances the dialogue of the board of directors. Under the terms of our strategic alliance agreement which expires in 2014, Services has the right to nominate, during the term of the agreement, one (1) person for election to our board of directors at each annual meeting of stockholders for so long as Andrew M. Sims, Kim E. Sims, Christopher L. Sims, a former director, and their affiliates and families own, in the aggregate, not less than 1.5 million units or shares of our common stock. Services’ nominee for director is Kim E. Sims.

Edward S. Stein became a director upon completion of our initial public offering in December 2004 and is chairman of the NCGC Committee and is a member of the audit committee. He is a founding partner of the Norfolk, Virginia law firm of Weinberg and Stein. Mr. Stein has practiced law in the areas of real estate, estate planning, probate, corporate law and business law since 1974. He is admitted to the Virginia Bar and is a member of the Norfolk and Portsmouth and Virginia Bar Associations. Mr. Stein received a bachelor of arts degree from Harvard University and a juris doctor degree from the University of Virginia School of Law.

The board of directors concluded that Mr. Stein has the relevant professional experience and skills to serve as director of the Company because he has spent more than thirty-five years practicing business, tax and corporate law and had served effectively as counsel for fourteen years to Services. Mr. Stein also has developed and rehabilitated real estate and has experience in venture capital transactions.

Anthony C. Zinni became a director in December 2004 upon completion of our initial public offering and is a member of the NCGC Committee. General Zinni has been a director at BAE Systems, since 2001 and served as Chief Executive Officer on an interim basis during 2009. General Zinni also served as a director of DynCorp International from 2006-2008 and served as the Executive Vice President of DynCorp International, from July 2008-December 2008. He retired from the U.S. Marine Corps after 39 years of service in October 2000. During his military career, General Zinni served as the Commanding General, First Marine Expeditionary Force from 1994 to 1996, and as Commander-in-Chief, U.S. Central Command from 1997 to 2000. General Zinni has participated in numerous humanitarian operations and Presidential diplomatic missions. In November 2001, General Zinni was appointed senior adviser and U.S. envoy to the Middle East by Secretary of State Colin Powell. Since November 2000, General Zinni has consulted in the areas of defense, military, national security, foreign policy and regional issues. Since 2008, he has served as a professor at Cornell University. In 2008, he also served as a professor at Duke University. General Zinni received a bachelor of arts degree in economics from Villanova University. He also earned a master of arts degree in international relations from Salve Regina College, a master of science degree in management and supervision from Central Michigan University, and honorary doctorate degrees from both the College of William and Mary and the Marine Maritime Academy.

The board of directors concluded that General Zinni has the relevant professional experience and skills to serve as director of the Company because he is a skilled and experienced leader who has a strong background in corporate governance. General Zinni’s leadership experience includes almost forty years in the U.S. Marine Corps and, most recently, as a director and executive officer of BAE Systems and DynCorp International, two (2) large global security and defense public companies. General Zinni has served on four (4) private company boards in addition to his public company board involvement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” THE ELECTION OF THE ABOVE NOMINEES.

Director Elected by Holders of the Company’s Preferred Stock

Ryan P. Taylor, 37, became a director in 2011. He is the Managing Partner of Richmond Hill Investment Co., LP (“Richmond Hill”), an investment firm launched in December 2010 that is dedicated to the preservation and growth of capital through disciplined, long-term value investing. In addition, Mr. Taylor is a Managing Director of Essex Equity Capital Management, LLC (“Essex Equity”), where he joined in June 2008 and is primarily responsible for the firm’s investment activities, including sourcing, researching, monitoring and portfolio management. The entities have combined assets under management of approximately $500 million.

Prior to joining Essex Equity, Mr. Taylor spent 10 years at Greenhill & Co., Inc. most recently as a Principal. Mr. Taylor joined Greenhill & Co., Inc. in 1998. Mr. Taylor earned a B.B.A. in Finance with Honors from the University of Texas at Austin in 1998.

The board of directors concluded that Mr. Taylor has the relevant professional experience and skills to serve as director of the Company because of his investment banking and real estate financing experience. As set forth in the Articles Supplementary, the holder(s) of the Company’s Preferred Stock have the exclusive right, voting separately as a single class, to elect one (1) member of the Company’s board of directors. The holders of the Preferred Stock have designated Ryan P. Taylor to serve as a director on the Company’s board of directors and have indicated to the Company their intent to re-elect Mr. Taylor to serve as a director as of our Annual Meeting.

Executive Officers of the Company Who Are Not Directors

Anthony E. Domalski, 51, is our vice president and chief financial officer, a position to which he was appointed as of January 1, 2013. Prior to this role, Mr. Domalski was our chief accounting officer since May 2005. He joined our Company in May 2005 and was appointed an officer by the board of directors in July 2006. A certified public accountant, he is responsible for financial analysis, cash management, investment, risk management and financial and tax reporting. From 2001 to 2005, Mr. Domalski served as Chief Financial Officer for SwissFone, Inc., a Washington, DC based telecommunications company, where he assisted in a management-led buyout of the U.S. international wholesale division from Swisscom, AG. Prior to his tenure at SwissFone, Inc., Mr. Domalski held several other senior financial positions in the telecommunications and hospitality industry and spent nine years at a local public accounting firm. Mr. Domalski is a member of the American Institute of Certified Public Accountants. Mr. Domalski received a bachelor of science degree in accounting and finance from the University of Maryland.

Patrick V. Fiel, Jr., 37, is our vice president and general counsel. He was appointed to these positions in June 2010. Since January 1, 2013, Mr. Fiel also serves as our corporate secretary. Mr. Fiel is responsible for overseeing the Company’s legal and corporate compliance requirements. Prior to joining us, from 2008 to 2009, Mr. Fiel acted as Assistant General Counsel for Bank of America Corporation where he provided legal coverage for the Global Corporate & Investment Banking, Global Mortgage Products and Corporate Treasury groups and specifically advised in the areas of mortgage finance, structured products and securitization. Prior to his tenure at Bank of America Corporation, from 2005 to 2008, Mr. Fiel was an associate at the law firm of Hunton & Williams LLP, where he specialized in capital markets and structured finance transactions. Mr. Fiel was also an associate at the law firm of Lewis, King, Krieg, & Waldrop, P. C., from 2004 to 2005. Mr. Fiel is a graduate of the College of William and Mary and received his juris doctor degree, with a concentration in business transactions, from the University of Tennessee College of Law, where he was Editor-in-Chief of the Tennessee Journal of Business Law. In 2012, Mr. Fiel also acted as an adjunct professor at the College of William and Mary.

Meetings and Certain Committees of the Board of Directors

The board of directors conducts its business through meetings of the board of directors and through its committees. The board has two (2) standing committees: the NCGC Committee and an audit committee. During the fiscal year ended December 31, 2012, the board of directors of our Company held four (4) regular meetings and two (2) special meetings. No director of the Company attended fewer than 75% of the total meetings of the board of directors and committee meetings on which such board member served during this period. Eight (8) of our nine (9) directors attended the Company’s 2012 annual meeting of stockholders.

Independent Directors

All of the members of the audit committee and the NCGC Committee and a majority of the Company’s board of directors must meet the test of “independence” as defined by the listing standards of the NASDAQ® Stock Market or NASDAQ. The NASDAQ standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the board of directors has a responsibility to make an affirmative determination that a director has no relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) that would interfere with the exercise of independent judgment. Our board of directors has determined that each of Messrs. Beatty, Carey, O’Hanlon, Stein, Taylor and Zinni satisfies the bright-line criteria and that none has a relationship with the Company that would interfere with such person’s ability to exercise independent judgment as a member of the board of directors. Therefore, we believe that each of such directors is independent under the NASDAQ rules.

The NCGC Committee is currently comprised of directors Stein, O’Hanlon and Zinni. All members of the NCGC Committee are independent in accordance with the listing standards of the NASDAQ. This standing committee determines the salary for the chief executive officer, the president and chief operating officer and the vice president and chief financial officer. The purpose of the NCGC Committee is to make recommendations to the board of directors regarding corporate governance policies and practices, recommend criteria for membership on the board of directors, make recommendations to the board of directors of potential director nominees, make recommendations to the board of directors concerning the membership, size and responsibilities of each of the committees, develop general policies relating to compensation and benefits, determine compensation for, and evaluate the performance of, our executive officers and administer our 2004 Long-Term Incentive Plan (the “2004 Plan”). The NCGC Committee met two (2) times during fiscal year 2012. The NCGC Committee has adopted a written charter that last was amended on October 17, 2011 and sets forth the specific functions and responsibilities of the committee. The amended NCGC Committee charter is available on our website at www.mhihospitality.com.

The audit committee, a standing committee, is currently comprised of directors Beatty, Stein and O’Hanlon. The board of directors has determined that David J. Beatty, chairman of the audit committee, qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. All members of the audit committee are independent in accordance with the listing standards of the NASDAQ. The audit committee meets with the independent registered public accounting firm to discuss the annual audit and any related matters. The audit committee is further responsible for internal controls over financial reporting. The audit committee met ten (10) times in fiscal year 2012. The audit committee has adopted a written charter that last was amended on October 17, 2011 and sets forth the specific functions and responsibilities of the committee. The amended audit committee charter is available on our website at www.mhihospitality.com.

Risk Oversight

The chief financial officer has responsibility for the day-to-day risk management functions of the Company and reports directly to the audit committee regarding issues related to risk management for the audit committee’s review and assessment. The audit committee meets with the chief financial officer to review and discuss the Company’s risk management and related policies and procedures. The audit committee meets as often as and to the extent that the audit committee deems necessary or appropriate, but at least annually in connection with the audit of each fiscal year’s financial statements.

Additionally, the charters of the board’s committees delegate to the committees various elements of the board’s risk oversight responsibility. For example, our audit committee is responsible for periodically inquiring of management, the members of the internal audit department and the independent auditors about the Company’s major financial risks or exposures; discussing the steps management has taken to monitor and control such exposures; and discussing guidelines and policies with respect to risk assessment and risk management. Our NCGC Committee oversees risks associated with our corporate governance guidelines; our executive compensation plans and arrangements; and our code of business conduct, including compliance with listing standards for independent directors, committee assignments and conflicts of interest. All these risks are discussed with the entire board of directors as often as and to the extent that the committees deem necessary or appropriate.

Report of the Audit Committee

For the fiscal year ended December 31, 2012, the audit committee: (i) reviewed and discussed the audited financial statements with management, (ii) discussed with the Company’s independent registered public accounting firm, PBMares, LLP, all matters required to be discussed by the Statement on Auditing Standards No. 61, as modified and superseded (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and (iii) received the written disclosures and letter from PBMares, LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding PBMares, LLP’s communications with the audit committee concerning independence and discussed with PBMares, LLP its independence. Based on the foregoing review and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the Securities and Exchange Commission.

Audit Committee:

David J. Beatty—Chairman

Edward S. Stein

James P. O’Hanlon

Director Nomination Process

The board of directors is responsible for assembling for stockholder consideration a group of nominees (other than the director to be elected by the holder(s) of the Company’s Preferred Stock) that, taken together, have the experience, qualifications, attributes and skills appropriate for functioning effectively as a board. The NCGC Committee works with the board of directors to determine the appropriate characteristics, skills and experiences for the board as a whole and its individual members with the objective of having a board with a diverse background and experiences and makes recommendations to the board of potential nominees. When recommending candidates, the NCGC Committee assesses the board’s size and composition; corporate governance policies; applicable listing standards and laws; individual director performance, expertise and willingness to serve actively; the number of other public and private company boards on which a director candidate serves; consideration of director nominees proposed or recommended by stockholders and related policies and procedures; and other appropriate factors. Characteristics expected of all directors include integrity, high personal and professional ethics, strong professional reputation and record of achievement, constructive and collegial personal attributes, sound business judgment and the ability and commitment to devote sufficient time and energy to board service. There are no minimum qualifications that the NCGC Committee has established for a candidate recommended to the board of directors by the NCGC Committee. The NCGC Committee does not have a diversity policy; however, the NCGC Committee seeks to include on the board a complementary mix of individuals with diverse backgrounds and skills reflecting the broad set of challenges that the board confronts. In evaluating the suitability of individual board members, the NCGC Committee takes into account many factors, including general understanding of marketing and finance; understanding of our business; education and professional background; personal accomplishment; diversity of viewpoint; business expertise; and industry knowledge. The board of directors, through the NCGC Committee, evaluates each individual in the context of the board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience. The NCGC Committee evaluates each incumbent director to determine whether such person should be nominated to stand for re-election, based on the types of criteria outlined above as well as the director’s contributions to the board during the current term.

In recommending candidates to the board of directors, the NCGC Committee will consider nominees recommended by stockholders so long as the recommendation is submitted to our corporate secretary within the timeframe required to request a proposal that will be included in the proxy materials for our next annual meeting of stockholders. However, the NCGC Committee may, in its sole discretion, reject any such recommendation for any reason.

Under the terms of our strategic alliance agreement which expires in December 2014, Services has the right to nominate, during the term of the agreement, one (1) person for election to our board of directors at each annual meeting of stockholders for so long as Andrew M. Sims, Kim E. Sims, Christopher L. Sims, a former director, and their affiliates and families own, in the aggregate, not less than 1.5 million units or shares of our common stock. Services’ nominee for director is Kim E. Sims. Kim E. Sims is not considered independent under the corporate governance standards of the NASDAQ.

In addition, as set forth in the Articles Supplementary, the holder(s) of the Company’s Preferred Stock have the exclusive right, voting separately as a single class, to elect one (1) member of the Company’s board of directors. The holders of the Preferred Stock have designated Ryan P. Taylor to serve as a director on the Company’s board of directors and have indicated to the Company their intent to re-elect Mr. Taylor to serve as a director as of our Annual Meeting.

Further, Andrew M. Sims’ employment agreement with us provides that we must nominate him to serve as a director. The nomination right afforded to Services and that provided for under Andrew M. Sims’ employment agreement are subject to the determination of the NCGC Committee, in connection with each annual or special meeting of stockholders at which directors will be elected, that the nominee satisfies the standards established by the committee for service on the board. If Andrew M. Sims fails to be nominated to our board of directors or is involuntarily removed from our board of directors, unless for cause or vote by the stockholders, he will receive, among other things, a severance payment equal to three (3) times his combined salary base and actual bonus compensation for the preceding fiscal year. Andrew M. Sims is not independent under the corporate governance standards of the NASDAQ.

The board of directors believes that its procedures comply with the requirements of the NASDAQ and provide adequate assurance that nominations are approved by independent directors.

Leadership Structure

Our board of directors remains committed to maintaining strong corporate governance and appropriate independent oversight of management. The board has given careful consideration to our Company’s leadership structure and has determined that our Company and our stockholders currently are best served by having Andrew M. Sims serve as both chairman of the board of directors and chief executive officer. This structure enables Andrew M. Sims to ensure that (i) the board’s agenda reflects our strategic challenges and opportunities; (ii) the board is presented with information required for it to fulfill its responsibilities; and (iii) board meetings are as productive and effective as possible. In the view of the board, the combined role of chairman and chief executive officer promotes unified leadership and direction for the board and executive management and it allows for a single, clear focus for the chain of command to execute the Company’s strategic initiatives and business plan. The board believes that this leadership structure is also appropriate given the size of the Company. The Company has only seven (7) employees and a board of nine (9) directors. Due to the size of our Company, it would not be financially and strategically prudent to have separate leadership roles. Andrew M. Sims has spent his career in leadership positions at the Company and the hotel management company, Services. His superior knowledge of all aspects of the Company, the hotel management company and the hospitality industry makes him the most qualified person to serve both roles for the Company.

The board of directors and its committees oversee the effectiveness of management policies and decisions, including the execution of key strategic initiatives. Each of the board’s committees is composed entirely of independent directors. Consequently, independent directors directly oversee such critical matters as the compensation of executive management, including Andrew M. Sims’ compensation, the selection and evaluation of directors and the development and implementation of corporate governance programs. The independent directors conduct an annual performance review of the chairman and chief executive officer, assessing the Company’s financial and non-financial performance and the quality and effectiveness of Andrew M. Sims’ leadership. In addition, the NCGC Committee oversees the processes by which Andrew M. Sims is evaluated.

The board believes that the Company’s corporate governance documents, which are available on the Company’s website, help ensure that strong and independent directors will continue to play the central oversight role necessary to maintain the Company’s commitment to the highest quality corporate governance. Pursuant to these governance principles, independent board members meet as often as and to the extent that the independent directors deem necessary or appropriate at executive sessions without management present.

Our board of directors has designated Edward S. Stein, the chairman of the NCGC Committee, to serve as the lead independent director. The lead independent director serves as chairman of meetings of the independent directors. The lead independent director, a separate and independent position from the chairman, calls meetings, supervises the conduct of meetings of the independent directors, records the minutes and reports meeting results and any decisions of the independent directors to our chairman and facilitates communication between the independent directors, the chairman and management. The position held by Edward S. Stein ensures effective corporate governance for our Company.

Stockholder Communications

The board of directors does not have a formal process for stockholders to send communications to the board. In view of the infrequency of stockholder communications to the board of directors, the board does not believe that a formal process is necessary. Written communications received by our Company from stockholders are shared with the full board no later than the next regularly scheduled board meeting. The board encourages, but does not require, directors to attend the annual meeting of stockholders.

DIRECTOR AND EXECUTIVE COMPENSATION

The NCGC Committee is responsible for developing our policies relating to compensation and benefits, determining compensation for, and evaluating the performance of, certain of our executive officers, and administering the 2004 Plan. The NCGC Committee determines compensation for our three (3) most highly paid executive officers: the chief executive officer, the chief financial officer and the president and chief operating officer. We refer to these three (3) executive officers as our principal executive officers. William J. Zaiser, our executive vice president, chief financial officer and corporate secretary, retired from the Company as of December 31, 2012. Following Mr. Zaiser’s retirement, as of January 1, 2013, our board of directors appointed Anthony E. Domalski as chief financial officer. References to our chief financial officer on or prior to December 31, 2012, refer to Mr. Zaiser and references to our chief financial officer on or after January 1, 2013, refer to Mr. Domalski.

The NCGC Committee’s principal objective in establishing compensation policies is to develop and administer a comprehensive program designed to attract and retain outstanding managers. The NCGC Committee’s guidelines for compensation of our principal executive officers are designed to provide fair and competitive levels of total compensation while linking elements of compensation with performance. A further objective of our compensation policies is to provide incentives and reward principal executive officers for their contribution to our Company. To that end, the NCGC Committee believes executive compensation packages provided by us to the principal executive officers should include both cash and stock-based compensation that reward performance as measured against established goals.

The NCGC Committee has not retained or obtained the advice of a compensation consultant.

Elements of our Compensation Plan

Elements of compensation for our principal executive officers consist principally of base salary, performance bonuses and awards of shares of common stock under the 2004 Plan. In determining each element of compensation for each principal executive officer, the NCGC Committee primarily considers:

•	market data relating to an identified peer group;

•	company performance in light of specified goals and guidance;

•	recommendations of the chief executive officer;

•	individual performance of the principal executive officer; and

•	the terms of each principal executive officer’s employment agreement.

Base Salary

The original base salary amounts of the principal executive officers were provided for in their respective employment agreements and are subject to adjustment pursuant to the terms of those agreements. In setting base salaries, and annually considering adjustments, the NCGC Committee uses an evaluation process considering the principal executive officer’s position, level and scope of responsibility and an evaluation of base salaries and other benefits of other executive officers of comparable companies, including an analysis of our Company’s current operating results.

Cash Bonus Plan

Under our employment agreements with the principal executive officers, each principal executive officer is eligible to receive a cash bonus in amounts between 15%-30% of base salary. The NCGC Committee has reviewed these agreements and has determined in the best interests of the Company to structure a cash bonus plan that may award above or below the 15%-30% range indicated in the agreements subject to consideration of the following metrics:

•	achieving the Company goal for adjusted funds from operations (“AFFO”);

•	stock performance relative to our company peer group; and

•	realizing personal and other Company goals established by our board of directors based on recommendations from our chief executive officer.

The NCGC Committee has determined that for 2013, the annual target bonus for which our chief executive officer, our chief operating officer and our chief financial officer is eligible to receive will be an amount between fifteen percent (15%) and thirty percent (30%) of each such executive’s base salary, pursuant to each executive’s related employment agreement.

Long-Term Stock Bonus Program

The NCGC Committee formulated, and the board of directors adopted, a Long Term Stock Bonus Program for fiscal year 2012, which was implemented in conjunction with the 2004 Plan, discussed below. The program covered our chief executive officer, our former chief financial officer and our president and chief operating officer for fiscal year 2012. When the Long-Term Stock Bonus Program was established, the NCGC Committee determined the appropriate target amounts of stock awards for each principal executive officer by reviewing market data relating to compensation programs for senior executives in the Company’s peer group.

The Long-Term Stock Bonus Program provides for an annual target of 10,000 shares for award to our chief executive officer, 6,000 shares for award to our former chief financial officer and 8,000 shares for award to our president and chief operating officer. For our chief executive officer, 5,000 of those shares were awarded in recognition of service in 2012. For our former chief financial officer and our chief operating officer, fifty percent (50%) of the targeted amount of shares were awarded in recognition of service in 2012. The remaining shares for our chief executive officer and fifty percent (50%) of the shares for our former chief financial officer and chief operating officer were awarded based on the Company’s and/or the principal executive officer’s performance in four (4) areas:

•	AFFO, as evaluated by the NCGC Committee, as compared with Company projections;

•	stockholder return for the year as compared with our Company’s peer group;

•	absolute stockholder return, comprised of stock appreciation from the first of each year, together with dividends paid during the year, with targets as determined by the NCGC Committee; and

•	a subjective determination by the NCGC Committee of the achievement of each such principal officer’s personal stated goals.

The actual number of shares earned by each principal executive officer for performance in calendar year 2012 was determined by the NCGC Committee. At an upcoming meeting of the Company’s board of directors, the NCGC Committee is expected to recommend for adoption parameters of the Long Term Stock Bonus Plan beyond calendar year 2012 in connection with the 2013 Plan, if adopted by the stockholders.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally sets a limit of $1.0 million on the amount of annual compensation paid to an executive officer (other than certain enumerated categories of compensation, including performance-based compensation) that may be deducted by a publicly-held company. It is the policy of the board of directors and the NCGC Committee to seek to qualify executive compensation for deductibility to the extent that such policy is consistent with our overall objectives and executive compensation policy. None of the principal executive officers received compensation in 2012 in excess of the limits imposed under Section 162(m).

Summary Compensation Table

The following table sets forth the cash and non-cash compensation awarded to or earned by Andrew M. Sims, William J. Zaiser and David R. Folsom during the past two (2) fiscal years.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		All Other Compensation ($)		Total ($)
Andrew M. Sims,
CEO	2012	411,606	95,000	34,400	(1)	11,155	(3)	552,161
	2011	401,570	75,864	24,000	(2)	10,955	(4)	512,389

William J. Zaiser,
CFO, Executive VP and Secretary	2012	245,000	50,000	20,640	(1)	12,515	(3)	328,155
	2011	233,896	42,456	14,400	(2)	12,315	(4)	303,067

David. R. Folsom,
COO and President	2012	269,230	60,000	25,800	(1)	13,415	(3)	368,445
	2011	218,764	39,680	15,600	(2)	13,215	(4)	287,259

(1)	Represents the dollar value of restricted stock awards calculated by multiplying the closing market price of our common stock of $3.44 on January, 25, 2013, the date of the grant, as reported on the NASDAQ, by the number of shares of restricted stock awarded. The stock awards were accounted for in 2012.
(2)	Represents the dollar value of restricted stock awards calculated by multiplying the closing market price of our common stock of $2.40 on February 2, 2012, the date of the grant, as reported on the NASDAQ, by the number of shares of restricted stock awarded. The stock awards were accounted for in 2011.
(3)	Includes the Company contributions to the 401(k) plan in the amount of $10,000 for each of Andrew M. Sims, William J. Zaiser and David R. Folsom, respectively, in 2012. Also includes insurance premiums paid by our Company for life insurance policies for the principal executive officers in the amount of $1,155 for Mr. Sims, $2,515 for Mr. Zaiser and $3,415 for Mr. Folsom in 2012.
(4)	Includes the Company contributions to the 401(k) plan in the amount of $9,800 for each of Andrew M. Sims, William J. Zaiser and David R. Folsom, respectively, in 2011. Also includes insurance premiums paid by our Company for life insurance policies for the principal executive officers in the amount of $1,155 for Mr. Sims, $2,515 for Mr. Zaiser and $3,415 for Mr. Folsom in 2011.

No other compensation has been awarded to, earned by or paid to any of our principal executive officers which is required to be reported in the above tables.

On January 25, 2013, we granted 10,000 shares of stock to Andrew M. Sims, 6,000 shares of stock to William J. Zaiser and 7,500 shares of stock to David R. Folsom under the 2004 Plan.

2012 Base Salary

For 2012, Andrew M. Sims and William J. Zaiser received a 2.5% increase to their base salaries over 2011. For 2012, David R. Folsom received an approximate $50,000 base salary increase pursuant to his employment agreement.

2012 Bonuses Awarded

The NCGC Committee awarded cash bonuses to the principal executive officers for fiscal year 2012 of $95,000, $50,000 and $60,000 to Andrew M. Sims, William J. Zaiser and David R. Folsom, respectively. In making its decisions, the NCGC Committee considered the factors described above under the caption “Cash Bonus Program.”

Stock Awards Granted

Pursuant to the Long-Term Stock Bonus Program, the NCGC Committee awarded shares of our Company’s stock to the principal executive officers for fiscal year 2012 of 10,000, 6,000 and 7,500 vested shares to Andrew M. Sims, William J. Zaiser and David R. Folsom, respectively, based on performance in fiscal year 2012. In making its decision, the NCGC Committee considered the factors described above under the caption “Long-Term Stock Bonus Program.”

Employment Agreements

Our current employment agreements with Andrew M. Sims, our chief executive officer, David R. Folsom, our president and chief operating officer, and Anthony E. Domalski, our chief financial officer, and our past employment agreement with William J. Zaiser, our former chief financial officer who retired, and whose related employment agreement terminated, as of December 31, 2012, provide for each executive’s annual salary and possible additional compensation in the form of cash bonus and restricted stock awards. Each current executive will receive customary benefits, including a term life insurance policy of $1 million and disability insurance in an amount so that each executive will receive the same monthly payments as under such executive’s respective employment agreement in the event of disability. As described below, the current employment agreements provide our executives with severance benefits if such executive’s employment ends under certain circumstances including a change in control. We believe that the current employment agreements will benefit us by helping to retain Mr. Sims, Mr. Folsom and Mr. Domalski and by allowing such executives to focus on their duties without the distraction of the concern for their personal situation in the event of a possible change in control of our Company.

Our current employment agreements with Mr. Sims, Mr. Folsom and Mr. Domalski contain provisions providing for substantial payments to these executives in the event of a change of control of our Company. Specifically, if we terminate these executive’s employment without cause or the executive resigns with good reason, which in the case of Mr. Sims includes a failure to nominate Andrew M. Sims to our board of directors or his involuntary removal from our board of directors, unless for cause or by vote of the stockholders, or if there is a change of control, each of these executives is entitled to the following:

•	any accrued but unpaid salary and bonuses;

•	vesting of any previously issued stock options and restricted stock;

•	payment of the executive’s life, health and disability insurance coverage for a period of five (5) years following termination;

•	any unreimbursed expenses; and

•

a severance payment equal to three (3) times such executive’s combined salary and actual bonus compensation for the preceding fiscal year will be paid within five (5) days of such executive officer’s last day of employment.

Mr. Zaiser’s retirement as of December 31, 2012 did not result in any severance payment as a result of the termination of his related employment agreement.

DIRECTOR COMPENSATION

The following table sets forth the cash and non-cash compensation awarded to certain of our independent, non-employee directors during the year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Total ($)
David J. Beatty	$27,875	$10,800	(1)	$38,675
J. Paul Carey	$18,750	$7,200	(1)	$25,950
James P. O’Hanlon	$24,000	$7,200	(1)	$31,200
Edward S. Stein	$29,475	$7,200	(1)	$36,200
Anthony C. Zinni	$19,500	$7,200	(1)	$26,700

(1)	Represents the dollar value of restricted stock awards calculated by multiplying the closing market price of our common stock of $2.40 on February 2, 2012, the date of grant, as reported on the NASDAQ, by the number of shares of restricted stock awarded. The restricted stock awards were fully vested on December 31, 2012.

The NCGC Committee reviews the level of compensation of our non-employee directors on an annual basis. To determine how appropriate the current level of compensation for our non-employee directors is, the NCGC Committee has historically obtained data from a number of different sources including publicly available data describing director compensation in peer companies.

We compensate certain of our independent, non-employee directors for their services as directors through a mixture of cash and equity-based compensation. Eligible independent, non-employee directors receive annual compensation of $15,000, plus a fee of $750 (plus out-of-pocket expenses) for attendance in person at each meeting of the board of directors, and $750 for each committee meeting attended in person. Directors who attend meetings telephonically receive a fee of $375. Directors who are also officers or employees of our Company or are affiliated with Services, Richmond Hill or Essex Equity are not paid any director fees. Directors Edward S. Stein and David J. Beatty each receive an additional $5,000 per year for their services as chair of the NCGC Committee and audit committee, respectively. On January 25, 2013, for fiscal year 2013, the NCGC Committee approved increases for each eligible independent, non-employee director’s compensation resulting in annual compensation of $20,000. In addition, the NCGC Committee increased chair fees to $6,500 per year.

On an annual basis, the NCGC Committee makes a recommendation to the board of directors for awards of restricted stock to certain independent, non-employee directors for its consideration and approval. On January 25, 2013, each independent non-employee director named above received 3,000 shares that will vest on December 31, 2013. On February 2, 2012, each independent non-employee director named above received 3,000 shares that were fully vested on December 31, 2012. In addition, on February 2, 2012, David J. Beatty received 1,500 unrestricted shares for his service as a director during calendar year 2011. Although distributions are paid on all restricted stock, whether or not vested, at the same rate and on the same date as on shares of our common stock, these holders will be prohibited from selling such shares until they vest. To date, the stock awards have been restricted, except for the 1,500 unrestricted shares granted to Mr. Beatty in 2012, until the last day of the fiscal year in which they were granted.

2004 Long-Term Incentive Plan

We have established the 2004 Plan for the purpose of recruiting and retaining our and our affiliates’ executive officers, employees, non-employee directors and consultants. The 2004 Plan authorizes the issuance of options to purchase shares of common stock and the grant of stock awards, deferred shares, performance shares and performance units.

Administration of the 2004 Plan is carried out by the NCGC Committee. The NCGC Committee may delegate a portion of its authority under the 2004 Plan to one or more officers.

Our officers and employees and those of our operating partnership and other subsidiaries are eligible to participate in the 2004 Plan. Our non-employee directors and other persons that provide consulting services to us, including our former chief financial officer, and our subsidiaries are also eligible to participate in the 2004 Plan.

As provided in Proposal III herein, the Company is seeking stockholder approval of the 2013 Plan. If the 2013 Plan is approved, no further awards will be granted under the 2004 Plan or any other Company plan or program. However, if the 2013 Plan is not approved by stockholders at the Annual Meeting, we may continue to grant awards under the 2004 Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

Set forth below is information as of December 31, 2012 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

EQUITY COMPENSATION PLAN INFORMATION

	(A) NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(B) WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(C) NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE
Equity compensation plans approved by security holders:
2004 Plan(1)	—	—	88,062

Equity compensation plans not approved by security holders:
None
Total	N/A	N/A	N/A

(1)	On December 21, 2004, we granted 4,000 shares (1,000 shares each) of restricted stock to our independent directors that vested on December 21, 2005.

On June 1, 2006, we granted 4,000 shares (1,000 shares each) of restricted stock to our independent directors that vested on December 31, 2006.

On June 16, 2006, the NCGC Committee granted 4,000 shares of restricted stock to certain employees of the Company that vested on December 31, 2006.

On January 16, 2007, we granted 6,000 shares (1,500 shares each) of restricted stock to our independent directors that vested on December 31, 2007. On February 27, 2007, 1,500 shares of restricted stock were forfeited due to the resignation of one of the directors. On April 27, 2007, 1,500 shares of restricted stock were issued to a new independent director that also vested on December 31, 2007.

On January 23, 2007, we issued 5,000 shares of restricted stock to Andrew M. Sims and 4,000 shares of restricted stock to William J. Zaiser. On March 13, 2006, the NCGC Committee had granted these deferred awards, which vested on December 31, 2006.

On January 1, 2008, we issued 10,000 shares of stock to David R. Folsom pursuant to the terms of his employment agreement dated January 9, 2006. We also issued 14,000 shares of restricted stock to Mr. Folsom on January 14, 2008 pursuant to the first amendment to that agreement.

On February 6, 2008, we granted 6,000 shares (1,500 each) of restricted stock to our independent directors that vested on December 31, 2008.

On February 6, 2008, we granted 7,250 shares of stock to Andrew M. Sims, 3,550 shares of stock to William J. Zaiser and 1,813 shares of stock to David R. Folsom.

On January 1, 2009, we issued 10,000 shares of stock to David R. Folsom pursuant to the terms of his employment agreement dated January 9, 2006.

On February 9, 2009, we granted 6,000 shares (1,500 each) of restricted stock to our independent directors that vested on December 31, 2009.

On February 9, 2009, we granted 5,000 shares of stock to Andrew M. Sims, 2,400 shares of stock to William J. Zaiser and 1,250 shares of stock to David R. Folsom.

On January 1, 2010, we issued 10,000 shares of stock to David Folsom pursuant to the terms of his employment agreement dated January 9, 2006.

On February 1, 2010, we granted 15,000 shares of stock to Andrew M. Sims upon execution of a new employment agreement.

On February 4, 2010, we granted 12,000 shares (3,000 each) of restricted stock to our independent directors that vested on December 31, 2010.

On February 8, 2010, we granted 9,250 shares of stock to Andrew M. Sims, 4,625 shares of stock to William J. Zaiser, 2,300 shares of stock to David R. Folsom and 2,000 shares of stock to another employee of the Company.

On June 7, 2010, we granted 21,000 shares of stock to an employee of the Company pursuant to his employment agreement.

On January 1, 2011, we granted 16,000 shares of stock to David R. Folsom pursuant to the terms of his employment agreement dated January 9, 2006.

On February 3, 2011, we granted 12,000 shares (3,000 each) of restricted stock to our independent directors that vested on December 31, 2011.

On February 3, 2011, we granted 7,000 shares of stock to Andrew M. Sims, 2,500 shares of stock to William J. Zaiser, 5,000 shares of stock to David R. Folsom and 3,000 shares of stock to another employee of the Company.

On February 2, 2012, we granted 15,000 shares (3,000 each) of restricted stock to certain of our independent directors that vested on December 31, 2012. We also granted an additional 1,500 shares of unrestricted stock to one independent director.

On February 2, 2012, we granted 10,000 shares of stock to Andrew M. Sims, 6,000 shares of stock to William J. Zaiser, 6,500 shares of stock to David R. Folsom and 7,000 shares of stock to other employees of the Company.

On January 1, 2013, we granted 30,000 shares of stock to Anthony E. Domalski pursuant to the terms of his employment agreement dated December 31, 2012. These shares are included in the number of securities remaining available for future issuance at December 31, 2012.

On January 25, 2013, we granted 15,000 shares (3,000 each) of restricted stock to certain of our independent directors that will vest on December 31, 2013. These shares are included in the number of securities remaining available for future issuance at December 31, 2012.

On January 25, 2013, we granted 10,000 shares of stock to Andrew M. Sims, 6,000 shares of stock to William J. Zaiser, 7,500 shares of stock to David R. Folsom and 7,000 shares of stock to other employees of the Company. These shares are included in the number of securities remaining available for future issuance at December 31, 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In accordance with our audit committee charter and procedures established by the audit committee, our audit committee is responsible for reviewing and approving the terms and conditions of all related party transactions. Any transaction, in which the amount involved exceeds $120,000, and in which a director or executive officer of our Company or a member of the immediate family of a director or officer has a direct or indirect material interest, would need to be approved by our audit committee prior to our Company entering into such transaction. The procedures for review and approval of certain relationships and related transactions are contained in our audit committee charter which is available on our website at www.mhihospitality.com.

All new related party transactions that were not previously approved were reviewed and approved by our audit committee in 2012, unless otherwise indicated.

Transactions with Services

Services is currently the management company for each of our hotels.

Services, the management company, is owned and controlled by individuals including Andrew M. Sims, our chairman and chief executive officer, Kim E. Sims, a current director, Christopher L. Sims, a former director, and William J. Zaiser, our former executive vice president and chief financial officer. One (1) of our current directors and a former director, Kim E. Sims and Christopher L. Sims, respectively, are currently officers and employees of Services. Andrew M. Sims, Kim E. Sims, Christopher L. Sims and William J. Zaiser are also directors of Services.

Strategic Alliance Agreement

On December 21, 2004, we entered into a ten-year strategic alliance agreement with Services pursuant to which (i) Services agrees to refer to us (on an exclusive basis) hotel acquisition opportunities in the United States presented to Services and (ii) unless a majority of our independent directors in good faith concludes for valid business reasons that another management company should manage a hotel owned by us, we agree to offer Services or its subsidiaries the right to manage hotel properties that we acquire in the United States. Pursuant to the strategic alliance agreement, the Crowne Plaza Jacksonville Riverfront, acquired in July 2005, the Sheraton Louisville Riverside, opened in May 2008, the Crowne Plaza Hampton Marina, acquired in April 2008, and the Crowne Plaza Tampa Westshore, opened in March 2009, are managed by Services.

In addition, during the term of the agreement, which expires in December 2014, Services has the right to nominate one (1) person for election to our board of directors at our annual meeting of stockholders, subject to the approval of such nominee by our NCGC Committee for so long as Andrew M. Sims, Kim E. Sims, Christopher L. Sims, a former director, and their families and affiliates, hold, in the aggregate, not less than 1.5 million units or shares of our common stock. Services’ nominee for director is Kim E. Sims.

Management Agreements

Pursuant to the terms of a master management agreement, we have engaged Services as the property manager for eight (8) of our wholly-owned hotels. Certain of our executive officers and certain of our directors are also directors of Services.

The master management agreement has a term of ten (10) years for our six (6) initial hotels and a term of ten (10) years for each hotel we acquire in the future that becomes subject to such agreement, including the Crowne Plaza Jacksonville Riverfront and the Crowne Plaza Hampton Marina. During the third quarter of 2006, we sold the Holiday Inn Downtown Williamsburg and purchased the former Louisville Ramada Riverfront Inn, now the Sheraton Louisville Riverside, substituting the Louisville property for the Williamsburg property pursuant to the terms of the master management agreement. Services benefits from the payment of management fees by us pursuant to our master management agreement. Services receives a base management fee equal to a percentage of each hotel’s revenues (2.0% for the first year, 2.5% for the second year and 3.0% thereafter). Pursuant to the master management agreement, Services receives an incentive fee equal to 10% of the amount by which gross operating profit of the hotels on an aggregate basis for a given year exceeds gross operating profits for the same hotels, on an aggregate basis, for a prior year, subject to a maximum amount of 0.25% of the aggregate gross revenue of the hotels.

In January 2008, the master management agreement was amended to revise certain provisions relating to payment by MHI Hospitality TRS, LLC to Services of a project management fee equal to five percent (5%) of the total project costs associated with the management, coordination, planning and execution of a major repositioning or product improvement plan for a Company hotel, subject to certain conditions.

In January 2009, we entered into a new management agreement with Services solely for the management of the Crowne Plaza Tampa Westshore. The audit committee reviewed and approved this new management agreement in January 2009. The agreement changes certain provisions from those contained in the master management agreement for our other eight (8) wholly-owned properties. Specifically, if we terminate the management agreement for convenience, we will pay Services base and incentive management fees through the end of the initial year of the agreement or ninety (90) days, whichever is greater, as opposed to terms of the master management agreement which provides that Services must be paid the base and incentive fees for the remainder of the initial or renewal term. The provisions of the new agreement related to base management and incentive management fees are the same as those contained in the master management agreement, except that the incentive fee is calculated on a stand-alone basis for the Crowne Plaza Tampa Westshore, and not on an aggregate basis with the other eight (8) properties. In addition, provisions relating to the submission and approval of the operating budgets were amended.

Any amendment, supplement or modification of the master management agreement and the Tampa management agreement must be in writing signed by all parties and approved by a majority of our independent directors. If the master management agreement terminates as to all of the hotels covered in connection with a default under the master management agreement, the strategic alliance agreement will also terminate. The master management agreement expires between December 2014 and April 2018. The Tampa management agreement expires in March 2019.

For the years ended December 31, 2012 and 2011, the Company paid Services approximately $2.8 million and $2.5 million, respectively, in management fees.

Shell Island Resort

In connection with the Shell Island Resort, we entered into sublease arrangements with MHI Hotels LLC and MHI Hotels Two, Inc., affiliates of the management company, Services. Under the sublease arrangements, MHI Hotels LLC and MHI Hotels Two, Inc. paid us a fixed annual rent of $640,000. Consequent to the cancellation of the management company’s contract to manage the condominium rental program and expiration of the underlying leases in December 2011, in 2012 our operating partnership received $350,000 in payments and will continue to receive a reduced set of minimum payments through December 2014.

Employee Medical Benefits

We purchase employee medical benefits through Maryland Hospitality, Inc. (d/b/a MHI Health), an affiliate of Services. For the years ended December 31, 2012 and 2011, the Company paid $2,344,734 and $2,448,431, respectively, for benefits.

Transactions with Richmond Hill Investment Co., LP, Essex Equity Capital Management, LLC and Their Affiliates

On April 18, 2011, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Essex Illiquid, LLC and Richmond Hill (collectively, the “Investors”), under which the Company issued and sold to the Investors in a private placement 25,000 shares of the Company’s Preferred Stock and a warrant (the “Warrant”) to purchase 1,900,000 shares of the Company’s common stock, par value $0.01 per share, for a purchase price of $25.0 million. On December 21, 2011, and on July 10, 2012, the Company amended the terms of the Warrant. Pursuant to the Warrant amendments, (i) the exercise price per share of common stock covered by the Warrant will be adjusted from time to time in the event of cash dividends upon common stock by deducting from such exercise price the per-share amount of such cash dividends and (ii) the Company established a modified excepted holder limit (as defined in the Company’s Articles of Amendment and Restatement) for the Investors.

Ryan P. Taylor is a director and Managing Partner of Richmond Hill and a Managing Director of Essex Equity, an affiliate of Essex Illiquid, LLC and Essex Equity High Income Joint Investment Vehicle, LLC. As set forth in the Articles Supplementary, the holder(s) of the Company’s Preferred Stock have the exclusive right, voting separately as a single class, to elect one (1) member of the Company’s board of directors. The holders of the Preferred Stock have designated Ryan P. Taylor to serve as a director on the Company’s board of directors and have indicated to the Company their intent to re-elect Mr. Taylor to serve as a director as of our Annual Meeting.

On April 18, 2011, the Company entered into a Note Agreement with Essex Equity High Income Joint Investment Vehicle, LLC (the “Note Agreement”). Pursuant to the terms of the Note Agreement, the Company has the right to borrow up to $10.0 million on or before December 31, 2011. The principal amount borrowed under the Note Agreement bears interest at the rate of 9.25% per annum, payable quarterly in arrears. On December 21, 2011, and June 15, 2012, the Company entered into amendments to the Note Agreement to (i) extend the lender’s loan commitment by 17 months through May 31, 2013 and (ii) increase the undrawn term loan commitments under the Note Agreement to $7.0 million. As of December 31, 2012, the Company had $7.0 million of availability on its Note Agreement.

Transactions with Consultant

Effective as of January 1, 2013, the board of directors, as recommended by the NCGC Committee, unanimously approved a consulting agreement (the “Consulting Agreement”), between the Company and WJZ Consulting LLC (the “Consultant”), the managing member of which is Mr. Zaiser, the Company’s former chief financial officer.

The Consulting Agreement terminates on December 31, 2015 and provides for targeted, annual consulting fees payable during the consulting period. In addition, pursuant to the Consulting Agreement, the Company and the Consultant expect that the consulting services to be performed shall require a targeted amount of hours per month dedicated by the Consultant to the Company.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

Witt Mares, PLC (“Witt Mares”) was the Company’s independent registered public accounting firm for the 2012 fiscal year. The Company was notified by Witt Mares that Witt Mares has entered into a business combination with the accounting firm of PBGH, LLP. In connection with the business combination, Witt Mares is succeeded by a newly created entity, PBMares, LLP (“PBMares”), which separately is registered with the Public Company Accounting Oversight Board. As a result of the business combination and in accordance with applicable Securities and Exchange Commission rules related to business combinations of independent registered public accounting firms, on January 21, 2013, Witt Mares resigned as the Company’s independent registered public accounting firm. Our audit committee engaged PBMares, the successor accounting firm, as its independent registered public accounting firm effective January 21, 2013. The Company’s audit engagement team did not change as a result of the business combination.

Witt Mares’ reports on the Company’s financial statements for the fiscal years ended December 31, 2010 and December 31, 2011 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended December 31, 2010 and December 31, 2011, and through the date of resignation of Witt Mares:

•

there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K promulgated by the Securities and Exchange Commission and the related instructions) between Witt Mares and the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Witt Mares, would have caused Witt Mares to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for those years;

•	there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K);

•

neither the Company nor anyone on its behalf consulted PBMares regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s financial statements;

•

PBMares provided no written report or oral advice to the Company that was an important factor the Company considered in reaching a decision as to any accounting, auditing or financial reporting issue; and

•	neither the Company nor anyone on its behalf consulted PBMares regarding any matter that was the subject of a “disagreement” or a “reportable event”.

The board of directors has appointed PBMares to be the Company’s independent accountants for the fiscal year ending December 31, 2013, subject to ratification by our stockholders. The engagement of PBMares was approved in advance by the audit committee. A representative of PBMares is expected to be present at the Annual Meeting to respond to stockholders’ questions and will have the opportunity to make a statement if the representative so desires. If the stockholders fail to ratify the appointment, the audit committee will reconsider its selection.

Audit Fees. The aggregate fees billed by PBMares and Witt Mares for professional services rendered for the audit of the Company’s annual consolidated financial statements, for the review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q and for audits of acquisitions, consents and the review of Company filings with the Securities and Exchange Commission for the fiscal years ended December 31, 2012 and December 31, 2011 were $229,050 and $215,000, respectively.

Audit-Related Fees. The aggregate fees billed by Witt Mares for fees associated with audit services not required by statute or regulation and services related to the audit of the annual financial statements and to the review of the quarterly financial statements for the fiscal years ended December 31, 2012 and December 31, 2011 were $4,443 and $4,773, respectively.

Tax Fees. The aggregate fees billed by Witt Mares for professional services rendered for tax compliance, tax advice or tax planning for the years ended December 31, 2012 and December 31, 2011 were $96,004 and $81,301, respectively.

All Other Fees. There were no other fees billed by Witt Mares for professional services rendered for services or products other than those listed under the captions “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” for both years ended December 31, 2012 and December 31, 2011.

It is the audit committee’s policy to pre-approve all audit and non-audit services prior to the engagement of the Company’s independent auditor to perform any service. All of the services listed above for 2012 and 2011 were approved by the audit committee prior to the service being rendered.

You may vote “FOR” or “AGAINST” this proposal or “ABSTAIN” from voting on this proposal.

Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast by the stockholders of the Company at the Annual Meeting. For purposes of this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PBMARES, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2013 FISCAL YEAR.

PROPOSAL III—APPROVAL OF THE COMPANY’S 2013 LONG-TERM INCENTIVE PLAN (THE “2013 PLAN”)

At the Annual Meeting, stockholders will be asked to approve the 2013 Plan, which unanimously was adopted by the board of directors on January 21, 2013, subject to stockholder approval.

The 2013 Plan is being submitted to our stockholders to: (i) approve the 2013 Plan, which is attached as Appendix A to this proxy statement; and (ii) comply with the NASDAQ Corporate Governance Standards requiring stockholder approval when an equity compensation plan is established.

The board of directors adopted the 2013 Plan in order to provide a tool for the Company to attract, retain, motivate and reward executives and other employees, as well as non-employee directors and consultants, and to encourage long term service; recognize individual contributions and reward achievement of Company goals; and generally to promote the creation of long-term value for the Company’s stockholders.

If approved by stockholders, the 2013 Plan will replace the 2004 Plan once the registration statement filed by us for the shares of our common stock approved for issuance under the 2013 Plan pursuant to this proposal becomes effective. Until that time, any equity awards granted by us would continue to be granted under the 2004 Plan and, after that time, no further grants would be made under the 2004 Plan, and equity awards would instead be granted under the 2013 Plan.

The number of shares of our common stock reserved for issuance under the 2013 Plan will be 750,000 plus the number of shares allocable to any expired, terminated, canceled or forfeited portion of any award outstanding under the 2004 Plan. If the 2013 Plan is approved, no further awards will be made under the 2004 Plan or any other Company plan or program. However, if the 2013 Plan is not approved by stockholders at the Annual Meeting, we may continue to grant awards under the 2004 Plan.

At the Annual Meeting, our stockholders are being requested to (i) approve the 2013 Plan and (ii) qualify the 2013 Plan for purposes of NASDAQ stockholder approval rules.

Description of the 2013 Plan

The following is a summary of the principal features of the 2013 Plan, which has been filed with the Securities and Exchange Commission and included as Appendix A to this proxy statement. The following summary does not purport to be a complete description of all provisions of the 2013 Plan and is qualified in its entirety by reference to the text of the 2013 Plan.

Purpose. The 2013 Plan is intended to promote the best interests of the Company and our stockholders by (i) assisting the Company and its subsidiaries in the recruitment and retention of persons with ability and initiative committed to the growth and success of our business and (ii) providing an incentive to such persons to contribute to the growth and success of our business by linking the personal interests of participants to those of the Company and our stockholders.

Awards. The 2013 Plan authorizes the issuance of options to purchase shares of common stock and the grant of stock awards, deferred shares, performance shares and performance units.

Administration. Administration of the 2013 Plan will be carried out by the NCGC Committee which may delegate a portion of its authority under the 2013 Plan to one or more officers. The committee will consist solely of three or more directors each of whom will qualify as (i) an “independent director” under NASDAQ rules; and (ii) at such times as an award is intended to qualify as “performance-based compensation” under Section 162(m), an “outside director” within the meaning of Section 162(m). As used in this summary, the term “administrator” means the NCGC Committee or its delegate.

The administrator will have the authority to implement, interpret and administer the 2013 Plan. Such authority shall include, without limitation, the authority: (i) to construe and interpret all provisions of the 2013 Plan and all award agreements and to decide all questions of fact arising in their application; (ii) to determine the fair market value of our common stock for any purpose under the 2013 Plan; (iii) to select the eligible persons to whom awards are granted from time-to-time under the 2013 Plan; (iv) to determine the number of shares of common stock covered by an award, whether an option will be an incentive stock option (“ISO”) or a nonqualified stock option and such other terms and conditions of each award, including the exercise price of an option, purchase price of common stock subject to a stock award, the time or times when and manner in which an option may be exercised or common stock issued pursuant to an award, the right of the Company to repurchase common stock issued pursuant to an award and other restrictions or limitations on the forfeitability or transferability of awards or common stock issued pursuant to awards; (v) to determine, as necessary, that grants under the 2013 Plan satisfy one of the three conditions set forth in Rule 16b-3(d) of the Securities Exchange Act of 1934, as amended; (vi) to amend, cancel, extend, renew, accept the surrender of, modify or accelerate the vesting of or lapse of restrictions on all or any portion of an outstanding award and to determine the time at which an award or common stock issued pursuant to an award may become transferable or nonforfeitable; (vii) to make awards subject to any applicable recoupment or “clawback” policies of the Company, and any applicable recoupment or clawback requirements imposed under laws, rules and regulations; and (viii) to prescribe the form of award agreements, to adopt, amend and rescind policies and procedures pertaining to the administration of the 2013 Plan and to make all other determinations necessary or advisable for the administration of the 2013 Plan. Any decision made, or action taken, by the administrator or in connection with the administration of the 2013 Plan will be final, conclusive and binding on all persons having an interest in the 2013 Plan.

Eligibility. Our officers and employees and those of our operating partnership and other subsidiaries are eligible to participate in the 2013 Plan. Our non-employee directors and directors of our subsidiaries, as well as other persons that provide consulting services to us and our subsidiaries are also eligible to participate in the 2013 Plan. When we refer to a subsidiary, we mean to refer to both corporate subsidiaries and other entity subsidiaries, such as partnerships and limited liability companies, for which we directly or indirectly control at least 50% of the equity of the corporation or other entity, and any other entity in which we have a material equity interest and which is designated as an “affiliate” by the NCGC Committee.

Common Stock Subject to Plan. Under the 2013 Plan, the maximum number of shares of common stock that may be subject to stock options, stock awards, deferred shares, performance units or performance shares will be equal to 750,000 shares or units, plus the number of shares allocable to any expired, terminated, canceled, or forfeited portion of any award outstanding under the 2004 Plan. No one participant may receive awards for more than an aggregate of 175,000 shares of common stock in any one calendar year. The maximum number of shares of common stock that may be issued under the 2013 Plan pursuant to the exercise of ISOs is 250,000. These limitations, and the terms of outstanding awards, will be adjusted without the approval of our stockholders as the administrator determines is appropriate in the event of a stock dividend, stock split, reclassification of stock or similar events. If an option becomes unexercisable, or if an award is terminated or expires, the shares subject to such option, stock award, grant of performance shares, or grant of deferred shares will be available for future awards under the 2013 Plan. Shares which have been issued under the 2013 Plan may not be returned to the reserve created under the 2013 Plan for re-issuance except that shares which are repurchased or reacquired by us at the original purchase price may be returned to the reserve for future issuance under 2013 Plan. Shares used to pay the exercise price of an option and shares used to satisfy tax withholding obligations will not become available for future grant or sale under the 2013 Plan. Common stock issued under this 2013 Plan may be shares of authorized and unissued common stock or shares of previously issued common stock that have been reacquired by us.

Options. The 2013 Plan provides for the grant of (i) options intended to qualify as ISOs under Section 422 of the Internal Revenue Code and (ii) options that are not intended to so qualify. Options intended to qualify as ISOs may be granted only to persons who are our employees or are employees of our corporate subsidiaries. No participant may be granted ISOs that are exercisable for the first time in any calendar year for common stock having a total fair market value (determined as of the option grant), in excess of $100,000. To the extent that any option is not designated as or does not qualify as an ISO, it will constitute a separate non-qualified stock option.

The administrator will select the participants who are granted options and, consistent with the terms of the 2013 Plan, will prescribe the terms of each option, including the vesting rules for such option. The option exercise price cannot be less than our common stock’s fair market value on the date the option is granted, and in the event a participant is deemed to be a 10% owner of our Company or one of our corporate subsidiaries, the exercise price of an ISO cannot be less than 110% of our common stock’s fair market value on the date the option is granted. The 2013 Plan prohibits repricing of an outstanding option, and therefore, the administrator may not, without the consent of the stockholders, lower the exercise price of an outstanding option. This limitation does not, however, prevent adjustments resulting from stock dividends, stock splits, reclassifications of stock or similar events or substitution of awards in connection with certain transactions. Options may be exercised in accordance with requirements set by the administrator. The acceptable form of consideration for exercising an option may consist of any combination of cash, personal check, wire transfer or: (i) nonforfeitable, unrestricted shares of common stock owned by the option holder at the time of exercise; (ii) net exercise, in which case the Company will not require a payment of the full exercise price from the option holder but will reduce the number of shares of common stock issued upon the exercise by the number of whole shares of common stock that has an aggregate fair market value equal to the aggregate exercise price for the portion of the option exercised; (iii) payment of the exercise price by a broker-dealer or by the option holder with cash advanced by the broker-dealer if the exercise notice is accompanied by the option holder’s written (or electronic) irrevocable instructions to deliver the common stock acquired upon exercise of the option to the broker-dealer; or (iv) such other consideration and method of payment for the issuance of shares of common stock to the extent permitted by applicable law. If common stock is used to pay all or part of the exercise price, the sum of the cash or cash equivalent and the fair market value (determined as of the date of exercise) of the shares surrendered must not be less than the exercise price of the shares for which the option is being exercised. The administrator may also determine that payment of the exercise price can be made in whole or part in the form of restricted stock or other common stock that is subject to a risk of forfeiture or restrictions on transfer.

The administrator may provide for the automatic grant to a participant of a reload option in the event that the participant surrenders shares in satisfaction of the exercise price upon the exercise of an option. Each reload option will pertain to a number of shares equal to the number of shares utilized by the participant to exercise the original option, shall have an exercise price equal to fair market value on the date that the reload option is granted and shall expire on the stated exercise date of the original option.

The maximum period in which an option may be exercised will be fixed by the administrator but cannot exceed 10 years, and in the event a participant is deemed to be a 10% owner of our Company or one of our corporate subsidiaries, the maximum period for an ISO granted to such participant cannot exceed five years. Options generally will be nontransferable except in the event of the participant’s death.

An option is exercisable only to the extent it has vested. Options will vest in accordance with a participant’s stock option agreement. Unless otherwise provided in a participant’s stock option agreement, vesting of an option will cease on the date of the participant’s termination of service and the option will be exercisable only to the extent the option has vested on the date of termination of service. Unless provided otherwise in a participant’s stock option agreement and subject to the maximum exercise period for the option, an option generally will cease to be exercisable to the extent vested upon the earlier of (i) three months following the participant’s termination of service with us or our affiliate or (ii) the expiration date under the terms of the participant’s stock option agreement. However, the right to exercise an option will expire immediately upon termination if the termination is for “cause” or is a voluntary termination any time after an event that would be grounds for termination for cause. Upon termination of service due to death or disability, the option exercise period is extended to the earlier of (i) one year from the participant’s termination of service or (ii) the expiration date under the terms of the participant’s stock option agreement.

Stock Awards. The administrator will select the participants who are granted stock awards and, consistent with the terms of the 2013 Plan, will establish the terms of each stock award. Stock awards may take the form of restricted stock awards or deferred shares. A restricted stock award may be subject to payment by the participant of a purchase price for shares of common stock subject to such award, and a restricted stock award may be subject to vesting requirements or transfer restrictions or both as determined by the administrator. Those conditions may include, for example, a requirement that the participant complete a specified period of service or that certain performance objectives be achieved, as further described below. Except as otherwise provided in an award agreement, participants holding shares of common stock subject to restrictions under a restricted stock award may exercise full voting rights with respect to such shares.

The 2013 Plan also authorizes the grant of deferred shares, i.e., the right to receive a future delivery of shares of common stock, if certain conditions are met. The administrator will select the participants who are granted awards of deferred shares and will establish the terms of each grant. The conditions established for earning the grant of deferred shares may include, for example, a requirement that certain performance objectives, such as those described below, be achieved. Each award of deferred shares will be subject to a deferral period, which may be terminated early in the event of a change of control of the Company or similar event. During the deferral period, the participant will not have any rights of ownership in the deferred shares and will not have any right to vote such shares.

Performance Shares and Performance Units. The 2013 Plan also permits the grant of performance shares and performance units to participants selected by the administrator. A performance share is an award designated in a specified number of shares of common stock that is payable in whole or in part if and to the extent certain performance objectives are achieved. During the performance period, the participant will not have any rights of ownership in any performance shares and will not have any right to vote such shares. A performance unit is a cash bonus equal to a per unit value equal to the market value of our common stock at the time the unit is awarded, to the extent certain performance objectives are achieved. A grant of performance units may be settled by payment of cash, shares of common stock or a combination of cash and shares and may grant to the participant or reserve to the administrator the right to elect among these alternatives. The performance objectives will be prescribed by the administrator and will be stated with reference to the performance objectives described below. Each grant may specify a minimum acceptable level of achievement of the performance objectives below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified performance objectives.

The performance objectives for awards under the 2013 Plan may be based on the individual performance of the participant, our performance or the performance of our affiliates, subsidiaries, divisions, departments or functions in which the participant is employed or has responsibility and may be described either as an absolute measure or as a measure of comparative performance relative to a peer group of companies, an index, budget, prior period, or other standard selected by the administrator. To the extent an award is intended to qualify as “performance based compensation” under Section 162(m) of the Internal Revenue Code, the performance standards must meet the requirements under Section 162(m). Any performance objectives applicable to awards intended to qualify as “performance-based compensation” under Section 162(m) will provide for a targeted level or levels of achievement in the Company’s or a business unit’s return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, economic value added, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, sales growth, gross margin return on investment, increase in the fair market value of the shares, share price (including but not limited to growth measures, absolute stockholder return and total stockholder return), net operating profit, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investments (which equals net cash flow divided by total capital), adjusted funds from operations, internal rate of return, increase in net present value or expense targets or any combination thereof, or such similar objectively determinable financial or other measures as may be adopted by the administrator. The performance objectives may differ among participants, including among similarly situated participants. Achievement of the performance objectives will be calculated in accordance with our financial statements or generally accepted accounting principles, on an operating basis, or under a methodology established by the administrator prior to the issuance of an award that is consistently applied and identified and may include adjustments for such matters as the administrator may determine prior to the issuance of the award. The administrator will have the authority, to the extent consistent with the requirements for “performance-based compensation” under Section 162(m), to make equitable adjustments to the performance objectives in recognition of unusual or nonrecurring events affecting the Company or any affiliate or the financial statements of the Company or any affiliate in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. At the discretion of the administrator, the amount paid on achievement of performance objectives may be less than the amount payable under the formula set forth in the award agreement.

Term and Termination. The 2013 Plan is effective as of January 21, 2013, subject to stockholder approval. Unless previously terminated pursuant to the terms of the 2013 Plan, the 2013 Plan will terminate ten (10) years after the adoption of the 2013 Plan by our board of directors. No awards may be granted under the 2013 Plan after the termination of the 2013 Plan although awards granted before the termination will continue to be administered under the terms of the 2013 Plan until such awards terminate or are exercised.

The board of directors may amend or terminate the 2013 Plan at any time, but an amendment will not become effective without the approval of our stockholders (within 12 months of the date such amendment is adopted by the board of directors) if it increases the aggregate number of shares of common stock that may be issued under the 2013 Plan, changes the class of employees eligible to receive ISOs or stockholder approval is required by any applicable law, regulation or rule, including any rule of the NASDAQ or applicable stock exchange. No amendment or termination of the 2013 Plan will affect a participant’s rights under outstanding awards without the participant’s consent.

Unfunded Plan. The 2013 Plan has been established as an unfunded plan. We are not required to segregate any of our assets under the 2013 Plan.

Awards to Date. To date, none of our executive officers or directors has been granted options to purchase shares of our common stock under the 2013 Plan or otherwise and no executive officer has received any stock award, deferred shares, performance shares or performance units under the 2013 Plan.

Certain U.S. Federal Income Tax Consequences

The U.S. federal income tax consequences of awards under the 2013 Plan are summarized below. The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, foreign and other tax consequences of the grant, exercise or settlement of an award or the disposition of shares of our common stock acquired as a result of an award. The 2013 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Non-statutory Stock Options. The grant of a non-statutory stock option with an exercise price equal to the fair market value of the shares of our common stock on the date of grant has no immediate federal income tax effect. The participant will not recognize any taxable income and we will not receive a tax deduction at the time of grant.

When the participant exercises the option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of our common stock on the date of exercise over the exercise price. If the participant is employed by the Company or any of our subsidiaries, we are required to withhold tax on the amount of income recognized. We will receive a tax deduction equal to the amount of income recognized.

When the participant sells the shares of our common stock obtained from exercising a non-statutory stock option, any gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held). Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the participant.

Incentive Stock Options. When a participant is granted an ISO, or when the participant exercises the ISO, the participant will generally not recognize taxable income (except for purposes of the alternative minimum tax) and we will not receive a tax deduction.

If the participant holds the shares of our common stock for at least two years from the date of grant, and one year from the date of exercise, then any gain or loss will be treated as long-term capital gain or loss. If, however, the shares are disposed of during this period, the option will be treated as a non-statutory stock option, and the participant will recognize taxable income equal to the lesser of the fair market value of the shares on the exercise date minus the exercise price or the amount realized on disposition minus the exercise price. Any gain in excess of the taxable income portion will be taxable as long-term or short-term capital gain. We will only receive a tax deduction if the shares are disposed of during this holding period. The deduction will be equal to the amount of taxable income the participant recognizes.

Restricted Stock Awards. Generally, a participant who receives restricted stock will recognize taxable income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the participant in exchange for the stock. If, however, the stock is not vested when it is received, the participant generally will not recognize taxable income until the stock becomes vested, at which time the participant will recognize taxable income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the participant in exchange for the stock. A participant may, however, file an election with the Internal Revenue Service within 30 days of his or her receipt of the restricted stock award to recognize taxable income, as of the date the participant receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the participant in exchange for the stock.

The participant’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from restricted stock awards will be the amount paid for such shares plus any taxable income recognized either when the stock is received or when the stock becomes vested. Any gain or loss in excess of the participant’s basis will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held).

If the participant is employed by the Company or any of our subsidiaries, we are required to withhold tax on the amount of taxable income recognized. We will generally be entitled to a tax deduction equal to the taxable income realized by the participant and will also be entitled to a deduction for dividends or dividend equivalents paid to the participant (if any) on stock that has not vested.

Deferred Shares, Performance Shares and Performance Units. Generally, a participant who receives an award of deferred shares, performance shares or performance units structured to conform to the requirements of Section 409A of the Internal Revenue Code (or qualify for an exception thereto) will recognize taxable income at the time the stock or cash is delivered equal to the excess, if any, of the fair market value of the shares of our common stock or the cash received over any amount paid by the participant. If the award of deferred shares, performance shares or performance units does not conform to the requirements of Section 409A of the Internal Revenue Code (or qualify for an exception thereto) then, in addition to the tax treatment described above, the participant will owe an additional 20% tax and interest on any taxes owed.

If the participant receives shares of our stock in settlement of an award of deferred shares, performance shares or performance units, then upon sale of those shares any subsequent gain or loss will be taxed as a capital gain or loss (long-term or short-term depending on how long the shares have been held).

If the participant is employed by the Company or any of our subsidiaries, we are required to withhold tax on the amount of taxable income recognized. We will generally be entitled to a tax deduction equal to the taxable income realized by the participant.

Section 409A. Section 409A of the Internal Revenue Code applies to compensation plans providing deferred compensation to employees, directors and consultants, and potentially could apply to the different awards available under the 2013 Plan. Failure to comply with Section 409A with respect to a specific award, in the absence of an applicable exemption, could result in current income taxation to the recipient for all amounts deferred as part of that award as well as the imposition of an additional 20% tax and interest on any underpayment of tax. In general, Section 409A should not apply to ISOs, nonqualified stock options and restricted stock (provided there is no deferral of income beyond the vesting date). Section 409A may apply to awards of deferred shares, performance shares and performance units.

Section 162(m). As described above, awards may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code in order to preserve the Company’s federal income tax deduction with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to certain executive officers. To qualify, options and other awards must be granted by a committee consisting solely of two or more “outside directors” (as defined under applicable regulations) and satisfy the limit on the total number of shares of our common stock, or total amount of cash, that may be awarded to any one participant during any 12-month period. In addition, for awards other than options to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more performance objectives, as established and certified by a committee consisting solely of two or more “outside directors”.

New 2013 Plan Benefits

The benefits under the 2013 Plan that will be received by or allocated to participants other than non-employee directors are not currently determinable. Such awards are within the discretion of the NCGC Committee, and the NCGC Committee has not determined future awards or who might receive them. Information about awards granted under the 2004 Plan to the Company’s principal executive officers in fiscal year 2012 to present can be found in the table under the heading “Summary Compensation Table” in this proxy statement.

You may vote “FOR” or “AGAINST” this proposal or “ABSTAIN” from voting on this proposal.

Approval of the proposal requires the affirmative vote of the holders of a majority of the votes cast by the stockholders of the Company at the Annual Meeting. For purposes of the vote on the 2013 Plan, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. If your shares are held by your broker and you do not give your broker voting instructions, your shares will not be voted on Proposal III.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPANY’S 2013 LONG-TERM INCENTIVE PLAN.

PROPOSAL IV—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Company is presenting this proposal which gives you as a stockholder the opportunity to approve or not approve, on an advisory basis, our pay program for principal executive officers.

As described in detail under the heading “Director and Executive Compensation,” our executive compensation programs are designed to attract, incentivize and retain our principal executive officers, who are critical to our success. Pursuant to these programs, the Company seeks to compensate the principal executive officers for achieving strategic business goals. Please read “Director and Executive Compensation” for additional details about our executive compensation programs including information about the fiscal year 2012 compensation of our principal executive officers.

Accordingly, we will ask our stockholders to vote on the following proposed resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the principal executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

You may vote “FOR” or “AGAINST” this proposal or “ABSTAIN” from voting on this proposal.

Approval of the proposal requires the affirmative vote of the holders of a majority of the votes cast by the stockholders of the Company at the Annual Meeting. For purposes of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. If your shares are held by your broker and you do not give your broker voting instructions, your shares will not be voted on Proposal IV. While our board of directors intends to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL IV.

PROPOSAL V—ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Company is presenting this proposal which gives you as a stockholder the opportunity to inform the Company, on an advisory basis, as to how often you wish the Company to include a proposal, similar to Proposal IV, in our proxy statement.

You may vote to include an advisory vote on compensation of the Company’s principal executive officers pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, every “ONE (1) YEAR”, “TWO (2) YEARS” or “THREE (3) YEARS” or you may “ABSTAIN” from voting on this matter.

The option of one year, two years or three years that receives a majority of all the votes cast at the Annual Meeting at which a quorum is present will be the frequency for the advisory vote on executive compensation that has been recommended by stockholders. For purposes of this advisory vote, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. If your shares are held by your broker and you do not give your broker voting instructions, your shares will not be voted on Proposal V. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by stockholders. In either case, while our board of directors intends to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature. The board of directors or the NCGC Committee may determine that it is in the best interests of the Company to hold an advisory vote on executive compensation more or less frequently than the option recommended by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE EVERY “THREE (3) YEARS”.

STOCKHOLDER PROPOSALS

Stockholder Proposals for the 2014 Annual Meeting. Stockholders interested in presenting a proposal for consideration at the Company’s annual meeting of stockholders in 2014 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the Company’s bylaws. To be eligible for inclusion in the proxy statement, a stockholder proposal must be received by the Company’s Corporate Secretary no later than November 20, 2013, which is 120 calendar days prior to the anniversary of the mailing of this proxy statement. Any such proposal should be mailed to the Company at 410 West Francis Street, Williamsburg, Virginia 23185.

Stockholders interested in presenting a proposal or nomination of a candidate for election as a director at the Company’s 2014 annual meeting of stockholders outside the procedures prescribed in Rule 14a-8 (e.g., a proposal to be presented at the annual meeting of stockholders in 2014 but not included in the Company’s proxy statement) must do so in accordance with the advance notice provisions of the Company’s bylaws, and the nomination or proposal must be received by the Company’s Corporate Secretary no earlier than November 20, 2013 and no later than December 20, 2013 to be considered timely, which is 120 and 90 calendar days, respectively, prior to the anniversary of the mailing of this proxy statement. Any such proposal should be mailed to the Company at 410 West Francis Street, Williamsburg, Virginia 23185.

OTHER MATTERS

The board of directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Company common stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

The Company’s 2012 Annual Report to Stockholders accompanies this proxy statement. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 will be furnished without charge to stockholders as of the Record Date upon written request to the Corporate Secretary, MHI Hospitality Corporation, 410 West Francis Street, Williamsburg, Virginia 23185.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Patrick V. Fiel, Jr.
Patrick V. Fiel, Jr.
Corporate Secretary

Williamsburg, Virginia

March 20, 2013

APPENDIX A

MHI HOSPITALITY CORPORATION

2013 LONG-TERM INCENTIVE PLAN

i

ii

MHI HOSPITALITY CORPORATION

2013 LONG-TERM INCENTIVE PLAN

1.	PURPOSE

The MHI Hospitality Corporation 2013 Long-Term Incentive Plan is intended to promote the best interests of MHI Hospitality Corporation and its stockholders by (i) assisting the Corporation and its Affiliates in the recruitment and retention of persons with ability and initiative committed to the growth and success of the business of the Corporation and (ii) providing an incentive to such persons to contribute to the growth and success of the Corporation’s business by linking the personal interests of Participants to those of the Corporation and its stockholders.

2.	DEFINITIONS

As used in this Plan the following definitions shall apply:

“Affiliate” shall mean, when used with respect to a specified entity, another entity that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the entity specified and any other entity in which the Corporation or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee.

“Award” means any Option, Stock Award, Performance Unit or Performance Share granted hereunder.

“Board” means the Board of Directors of the Corporation.

“Cause” means in the case where the Participant does not have an employment, consulting or similar agreement in effect with the Corporation or its Affiliate or where there is such an agreement but it does not define “cause” (or words of like import), conduct related to the Participant’s service to the Corporation or an Affiliate for which either criminal or civil penalties against the Participant may be sought, misconduct, insubordination, material violation of the Corporation’s or its Affiliate’s policies, disclosing or misusing any confidential information or material concerning the Corporation or any Affiliate or material breach of any employment, consulting or similar agreement, or in the case where the Participant has an employment, consulting or similar agreement that defines “cause” (or words of like import), “cause” as defined in such agreement; provided, however, that with regard to any agreement that defines “cause” on the occurrence of or in connection with a change of control, such definition of “cause” shall not apply until a change of control actually occurs and then only with regard to a termination thereafter.

“Code” means the Internal Revenue Code of 1986, and any amendments thereto.

“Committee” means the Nominating, Corporate Governance and Compensation Committee of the Board acting as administrator of this Plan pursuant to Section 3 hereof. The Committee shall consist solely of three (3) or more Directors each of whom shall qualify as (i) an “independent director” under applicable stock exchange or NASDAQ rules; and (ii) at such times as an Award under this Plan by the Corporation is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, an “outside director” within the meaning of Section 162(m) of the Code.

“Common Stock” means the common stock, $0.01 par value, of the Corporation.

“Consultant” means any person, other than an employee, performing consulting or advisory services for the Corporation or any Affiliate, or a director of an Affiliate.

“Continuous Service” means that the Participant’s service with the Corporation or an Affiliate, whether as an employee, Director or Consultant, is not interrupted or terminated. A Participant’s Continuous Service shall not be deemed to have been interrupted or terminated merely because of a change in the capacity in which the Participant renders service to the Corporation or an Affiliate as an employee, Consultant or Director or a change in the entity for which the Participant renders such service. The Committee shall determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Corporation, including sick leave, military leave or any other personal leave.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ownership of voting securities, by contract or otherwise, within the meaning of Treasury Regulation 1.409A-1(b)(5)(iii)(E)(1), and the terms “Controls” and “Controlled” shall have meanings correlative thereto.

“Corporation” means MHI Hospitality Corporation, a Maryland corporation, or any successor by name thereto.

“Corporation Law” means the general corporation law of the jurisdiction of incorporation of the Corporation.

“Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 7(B) of this Plan.

“Deferred Shares” means an award pursuant to Section 7(B) of this Plan of the right to receive shares of Common Stock at the end of a specified Deferral Period.

“Director” means a member of the Board.

“Disability” means (a) as it relates to the exercise of an Incentive Stock Option after termination of employment, that a Participant has suffered a permanent and total disability within the meaning of Section 22(e)(3) of the Code, and (b) for all other purposes, that a Participant covered by a Corporation- or Affiliate-funded long term disability insurance program has incurred a total disability under such insurance program and a Participant not covered by such an insurance program has suffered a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

“Eligible Person” means an employee of the Corporation or an Affiliate (including an entity that becomes an Affiliate after the adoption of this Plan), a non-employee Director or a Consultant to the Corporation or an Affiliate (including an entity that becomes an Affiliate after the adoption of this Plan).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, on any given date, the current fair market value of the shares of Common Stock as determined as follows:

(i) If the Common Stock is listed on a national securities exchange or an automated quotation service, the closing price for the day of determination as quoted on such exchange or market which is the primary market or exchange for trading of the Common Stock or if no trading occurs on such date, the last day on which trading occurred, or such other appropriate date as determined by the Committee in its discretion, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and the low asked prices for the Common Stock for the day of determination; or

(iii) In the absence of an established market for the Common Stock, Fair Market Value shall be determined by the Committee in good faith relying on the advice of such valuation experts as the Committee may engage.

“Incentive Stock Option” means an Option (or portion thereof) intended to qualify for special tax treatment under Section 422 of the Code.

“Nonqualified Stock Option” means an Option (or portion thereof) which is not intended to or does not for any reason qualify as an Incentive Stock Option.

“Option” means any option to purchase shares of Common Stock granted under this Plan.

“Participant” means an Eligible Person who is selected by the Committee to receive an Option, Stock Award, Performance Share or Performance Unit and is party to any Stock Option Agreement, Stock Award Agreement or Performance Award Agreement required by the terms of such Option, Stock Award or other Award.

“Performance Award Agreement” means an agreement (written or electronic) described in Section 8(I) of this Plan. Each Performance Award Agreement shall be subject to the terms and conditions of this Plan and shall include such terms and conditions as the Committee shall authorize.

“Performance Objectives” means the performance objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Committee, Deferred Shares or Restricted Stock Awards. Performance Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or the Affiliate, subsidiary, division, department or function within the Corporation or Affiliate in which the Participant is employed or has responsibility and either as an absolute measure or as a measure of comparative performance relative to a peer group of companies, an index, budget, prior period, or other standard selected by the Committee. Any Performance Objectives applicable to Awards to the extent that such an Award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall provide for a targeted level or levels of achievement in the Corporation’s or a business unit’s return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, economic value added, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, sales growth, gross margin return on investment, increase in the Fair Market Value of the shares, share price (including but not limited to growth measures, absolute shareholder return and total shareholder return), net operating profit, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investments (which equals net cash flow divided by total capital), adjusted funds from operations, internal rate of return, increase in net present value or expense targets or any combination thereof, or such similar objectively determinable financial or other measures as may be adopted by the Committee. The Performance Objectives may differ among Participants, including among similarly situated Participants. Achievement of the Performance Objectives shall be calculated in accordance with the Corporation’s financial statements or generally accepted accounting principles, on an operating basis, or under a methodology established by the Committee prior to the issuance of an Award that is consistently applied and identified and may include adjustments for such matters as the Committee may determine prior to the issuance of the Award. The Committee shall have the authority, to the extent consistent with the requirements for “performance-based compensation” under Section 162(m) of the Code, to make equitable adjustments to the Performance Objectives in recognition of unusual or nonrecurring events affecting the Corporation or any Affiliate or the financial statements of the Corporation or any Affiliate in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. At the discretion of the Committee, the amount paid on achievement of Performance Objectives may be less than the amount payable under the formula set forth in the grant.

“Performance Period” means a period of time established under Section 8 of this Plan within which the Performance Objectives relating to a Performance Share, Performance Unit, Deferred Share or Restricted Stock Award are to be achieved.

“Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

“Performance Unit” means a bookkeeping entry that records a unit equivalent to the market value of our common stock at the time it is awarded pursuant to Section 8 of this Plan.

“Plan” means the Corporation’s 2013 Long-Term Incentive Plan.

“Restricted Stock Award” means an award of Common Stock under Section 7(A) of this Plan.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Award” means a Restricted Stock Award or award of Deferred Shares.

“Stock Award Agreement” means an agreement (written or electronic) between the Corporation and a Participant setting forth the specific terms and conditions of a Stock Award granted to the Participant under Section 7 of this Plan. Each Stock Award Agreement shall be subject to the terms and conditions of this Plan and shall include such terms and conditions as the Committee shall authorize.

“Stock Option Agreement” means an agreement (written or electronic) between the Corporation and a Participant setting forth the specific terms and conditions of an Option granted to the Participant. Each Stock Option Agreement shall be subject to the terms and conditions of this Plan and shall include such terms and conditions as the Committee shall authorize.

“Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Ten Percent Owner” means any Eligible Person owning at the time an Option is granted more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of a Subsidiary. For purposes of determining whether an individual is a Ten Percent Owner, an individual shall, in accordance with Section 424(d) of the Code, be considered to own any voting stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors and lineal descendants and any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate, trust or other entity shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries.

3.	ADMINISTRATION

A. Administration. Subject at all times to the provisions of this Plan and the delegation of authority from the Board, which delegation has been made by the adoption of this Plan by the Board, the Committee shall serve as the administrator of this Plan. If permitted by the Corporation Law, and not prohibited by the articles of incorporation or the bylaws of the Corporation, the Committee may delegate a portion of its authority to administer this Plan to an officer or officers of the Corporation designated by the Committee. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Corporation. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Corporation, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.

B. Powers of the Committee. Subject to the provisions of this Plan, and subject at all times to the terms and conditions of the delegation of authority from the Board, the Committee shall have the authority to implement, interpret and administer this Plan. Such authority shall include, without limitation, the authority:

(i) To construe and interpret all provisions of this Plan and all Stock Option Agreements, Performance Award Agreements and Stock Award Agreements under this Plan and to decide all questions of fact arising in their application;

(ii) To determine the Fair Market Value of Common Stock;

(iii) To select the Eligible Persons to whom Awards are granted from time-to-time hereunder;

(iv) To determine the number of shares of Common Stock covered by an Award, whether an Option shall be an Incentive Stock Option or Nonqualified Stock Option and such other terms and conditions, not inconsistent with the terms of this Plan, of each Award. Such terms and conditions include, but are not limited to, the exercise price of an Option, purchase price of Common Stock subject to a Stock Award, the time or times when and manner in which an Option may be exercised or Common Stock issued pursuant to an Award, the right of the Corporation to repurchase Common Stock issued pursuant to an Award and other restrictions or limitations (in addition to those contained in this Plan) on the forfeitability or transferability of Awards or Common Stock issued pursuant to Awards. Such terms may include conditions as shall be determined by the Committee and need not be uniform with respect to Participants;

(v) To determine, as necessary, that grants under this Plan satisfy one of the three conditions set forth in Rule 16b-3(d) of the Rules of the Exchange Act;

(vi) To amend, cancel, extend, renew, accept the surrender of, modify or accelerate the vesting of or lapse of restrictions on all or any portion of an outstanding Award and to determine the time at which an Award or Common Stock issued pursuant to an Award may become transferable or nonforfeitable;

(vii) To make Awards subject to any applicable recoupment or “clawback” policies of the Corporation, as amended from time to time, and any applicable recoupment or clawback requirements imposed under laws, rules and regulations; and

(viii) To prescribe the form of Stock Option Agreements, Performance Award Agreements and Stock Award Agreements, to adopt, amend, and rescind policies and procedures pertaining to the administration of this Plan, and to make all other determinations necessary or advisable for the administration of this Plan.

Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in this Plan.

4.	ELIGIBILITY

A. Eligibility for Awards. Incentive Stock Options may be granted only to employees of the Corporation or an Affiliate. Other Awards may be granted to any Eligible Person selected by the Committee.

B. Substitution Awards. The Committee may grant Awards under this Plan by assumption, substitution or replacement of equity or equity-related awards granted by another entity (including an Affiliate), if such assumption, substitution or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation or similar transaction involving the Corporation (and/or its Affiliate) and such other entity (and/or its affiliate). Notwithstanding any provision of this Plan (other than the maximum number of shares of Common Stock that may be issued under this Plan), the terms of such assumed, substituted or replaced Stock Awards or Options shall be as the Committee, in its discretion, determines is appropriate.

5.	COMMON STOCK SUBJECT TO PLAN

A. Share Reserve and Limitations on Grants. Subject to adjustment as provided in Section 9 of this Plan, the maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of Options and issued pursuant to Restricted Stock Awards, Deferred Shares, Performance Units or Performance Shares is 750,000 shares of Common Stock, provided that of these 750,000 shares of Common Stock, the maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of Incentive Stock Options is 250,000. This limitation shall be applied as of any date by taking into account the number of shares available to be made the subject of new Awards as of such date, plus the number of shares previously issued under this Plan and the number of shares subject to outstanding Awards as of such date. If any portion of an outstanding award that was granted under the MHI Hospitality Corporation 2004 Long-Term Incentive Plan (the “2004 Plan”) for any reason expires or is terminated or canceled or forfeited on or after the date of termination of the 2004 Plan, the shares of Common Stock allocable to the expired, terminated, canceled, or forfeited portion of such 2004 Plan award shall be available for issuance under the Plan. Subject to adjustment as provided in Section 9 of this Plan, the maximum number of Awards for shares of Common Stock that may be granted to a Participant in any one calendar year is 175,000 for each full or fractional year during such calendar year.

B. Reversion of Shares. If an Option becomes unexercisable, or if an Award is terminated or expires, in whole or in part, for any reason, the unissued or unpurchased shares of Common Stock which were subject thereto shall become available for future grant under this Plan. Shares of Common Stock that have been actually issued under this Plan shall not be returned to the share reserve for future grants under this Plan; except that shares of Common Stock issued pursuant to a Stock Award which are repurchased or reacquired by the Corporation at the original purchase price of such shares (including, in the case of shares forfeited back to the Corporation, no purchase price), shall be returned to the share reserve for future grant under this Plan. Shares used to pay the exercise price of an Option and Shares used to satisfy tax withholding obligations shall not become available for future grant or sale under the Plan. For avoidance of doubt, this Section 5(B) shall not apply to any per Participant limit set forth in Section 5(A) above.

C. Source of Shares. Common Stock issued under this Plan may be shares of authorized and unissued Common Stock or shares of previously issued Common Stock that have been reacquired by the Corporation.

6.	OPTIONS

A. Award. In accordance with the provisions of Section 4 of this Plan, the Committee will designate each Eligible Person to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such Option. The Stock Option Agreement shall specify whether the Option is an Incentive Stock Option or a Nonqualified Stock Option, the vesting schedule applicable to such Option and any other terms of such Option. To the extent that any Option is not designated as or does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. The terms and conditions of the Stock Option Agreements may change from time to time, and the terms and conditions of separate Options need not be identical.

B. Exercise Price. The exercise price per share for Common Stock subject to an Option shall be determined by the Committee, but shall comply with the following:

(i) The exercise price per share for Common Stock subject to a Nonqualified Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value on the date of grant.

(ii) The exercise price per share for Common Stock subject to an Incentive Stock Option:

•

granted to a Participant who is deemed to be a Ten Percent Owner on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock subject to the Option on the date of grant.

•	granted to any other Participant, shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock subject to the Option on the date of grant.

C. Maximum Option Period. The maximum period during which an Option may be exercised shall be determined by the Committee on the date of grant and set forth in the Stock Option Agreement, except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. In the case of an Incentive Stock Option that is granted to a Participant who is or is deemed to be a Ten Percent Owner on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

D. Maximum Value of Options which are Incentive Stock Options. To the extent that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options granted to any person are exercisable for the first time during any calendar year (under all stock option plans of the Corporation or any of its Subsidiaries) exceeds $100,000 (or such other amount provided in Section 422 of the Code), the Options are not Incentive Stock Options. For purposes of this section, the Fair Market Value of the Common Stock will be determined as of the time the Incentive Stock Option with respect to the Common Stock is granted. This section will be applied by taking Incentive Stock Options into account in the order in which they are granted.

E. Nontransferability. Options granted under this Plan which are intended to be Incentive Stock Options shall be nontransferable except by will or by the laws of descent and distribution, and, during the lifetime of the Participant, such Incentive Stock Option shall be exercisable by only the Participant to whom the Incentive Stock Option is granted. If the Stock Option Agreement so provides or the Committee so approves, a Nonqualified Stock Option may be transferred by a Participant through a gift or domestic relations order to the Participant’s family members to the extent in compliance with applicable law including, without limitation, applicable securities laws. The holder of a Nonqualified Stock Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided that unless the Committee approves a subsequent transfer, such Option shall be nontransferable by the initial transferee of such Option except by will or by the laws of descent and distribution. Except to the extent transferability of a Nonqualified Stock Option is provided for in the Stock Option Agreement or is approved by the Committee, during the lifetime of the Participant to whom the Nonqualified Stock Option is granted, such Option may be exercised only by the Participant. No Participant shall hypothecate, or grant a security interest in, any Option granted under this Plan to the Participant, and no right or interest of a Participant in any such Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

F. Vesting and Termination of Continuous Service. Except as otherwise provided in a Stock Option Agreement and consented to by the Committee, the following rules shall apply:

(i) Options will vest as provided in the Stock Option Agreement. An Option will be exercisable only to the extent that it is vested on the date of exercise. Vesting of an Option will cease on the date of the Participant’s termination of Continuous Service and the Option will be exercisable only to the extent the Option has vested on the date of termination of Continuous Service.

(ii) If the Participant’s termination of Continuous Service is for reason of death or Disability, the right to exercise the Option (to the extent vested) will expire on the earlier of (a) one (1) year after the date of the Participant’s termination of Continuous Service, or (b) the expiration date under the terms of the Stock Option Agreement. Until the expiration date, the Participant or, in the event of the Participant’s death (including death after termination of Continuous Service but before the right to exercise the Option expires) the Participant’s heirs, legatees or legal representative may exercise the Option, except to the extent the Option was previously transferred pursuant to Section 6(E) of this Plan.

(iii) If the Participant’s termination of Continuous Service is an involuntary termination without Cause or a voluntary termination (other than a voluntary termination described in Section 6(F)(iv)) below), the right to exercise the Option (to the extent that it is vested) will expire on the earlier of (a) three months (3) after the date of the Participant’s termination of Continuous Service, or (b) the expiration date under the terms of the Stock Option Agreement. If the Participant’s termination of Continuous Service is an involuntary termination without Cause or a voluntary termination (other than a voluntary termination described in Section 6(F)(iv) below) and the Participant dies after his or her termination of Continuous Service but before the right to exercise the Option has expired, the right to exercise the Option (to the extent vested) shall expire on the earlier of (c) one (1) year after the date of the Participant’s termination of Continuous Service or (d) the date the Option expires under the terms of the Stock Option Agreement, and, until expiration, the Participant’s heirs, legatees or legal representative may exercise the Option, except to the extent the Option was previously transferred pursuant to Section 6(E) of this Plan.

(iv) If the Participant’s termination of Continuous Service is for Cause or is a voluntary termination at any time after an event which would be grounds for termination of the Participant’s Continuous Service for Cause, the right to exercise the Option shall expire as of the date of the Participant’s termination of Continuous Service.

G. Exercise. An Option, if exercisable, shall be exercised by completion, execution and delivery of notice (written or electronic) to the Corporation of the Option exercise which states (i) the Option holder’s intent to exercise the Option, (ii) the number of shares of Common Stock with respect to which the Option is being exercised, (iii) such other representations and agreements as may be required by the Corporation and (iv) the method for satisfying any applicable tax withholding as provided in Section 10 of this Plan. Such notice of exercise shall be provided on such form or by such method as the Committee may designate, and payment of the exercise price shall be made in accordance with Section 6(H) of this Plan. Subject to the provisions of this Plan and the applicable Stock Option Agreement, an Option may be exercised to the extent vested in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Stock Option Agreement with respect to the remaining shares subject to the Option. At the discretion of the Committee, any Option relating only to fractional shares of Common Stock shall be deemed terminated and forfeited by the Participant, shall be null and void and shall not be exercised with respect to such fractional shares, and no further consideration shall be payable or issuable on account of such Option including, without limitation, cash.

H. Payment. Unless otherwise provided by the Stock Option Agreement, and except as otherwise determined by the Committee, the acceptable form of consideration for exercising an Option may consist of any combination of cash, personal check, wire transfer or:

(i) nonforfeitable, unrestricted shares of Common Stock owned by the Option holder at the time of exercise

(ii) net exercise, in which case the Corporation will not require a payment of the full exercise price from the Option holder but will reduce the number of shares of Common Stock issued upon the exercise by the number of whole shares of Common Stock that has an aggregate Fair Market Value that equal to the aggregate exercise price for the portion of the Option exercised;

(iii) payment of the exercise price by a broker-dealer or by the Option holder with cash advanced by the broker-dealer if the exercise notice is accompanied by the Option holder’s written (or electronic) irrevocable instructions to deliver the Common Stock acquired upon exercise of the Option to the broker-dealer; or

(iv) such other consideration and method of payment for the issuance of shares of Common Stock to the extent permitted by applicable law.

If Common Stock is used to pay all or part of the exercise price, the sum of the cash or cash equivalent and the Fair Market Value (determined as of the date of exercise) of the shares surrendered must not be less than the exercise price of the shares for which the Option is being exercised.

On or after the date any Option other than an Incentive Stock Option is granted, the Committee may determine that payment of the exercise price may also be made in whole or part in the form of Restricted Stock or other Common Stock that is subject to a risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee, whenever the exercise price is paid in whole or in part in accordance with this Section 6(H)(ii), the Stock received by the Participant upon such exercise shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Participant, provided that such risks of forfeiture and restrictions on transfer shall apply only to the same number of shares received by the Participant as applied to the forfeitable or restricted shares surrendered by the Participant.

On or after the date any Option is granted, the Committee may provide for the automatic grant to the Participant of a reload Option in the event that the Participant surrenders shares in satisfaction of the exercise price upon the exercise of an Option as authorized under this Section 6(H). Each reload Option shall pertain to a number of shares equal to the number of shares utilized by the Participant to exercise the original Option, shall have an exercise price equal to Fair Market Value on the date that the reload Option is granted and shall expire on the stated exercise date of the original Option.

I. No Repricing of Options. The Committee may not without the approval of the stockholders of the Corporation lower the exercise price of an outstanding Option, whether by amending the exercise price of the outstanding Option or through cancellation of the outstanding Option and reissuance of a replacement or substitute Option; provided that stockholder approval shall not be required in connection with actions taken pursuant to Section 4(B) or for adjustments made in connection with a capitalization event described in Section 9(B) in order to prevent enlargement, dilution or diminishment of rights.

J. Stockholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to an Option until the date of exercise of such Option and the certificate for shares of Common Stock to be received on exercise of such Option has been issued by the Corporation (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation).

K. Disposition. A Participant shall notify the Corporation of any sale or other disposition of Common Stock acquired pursuant to an Incentive Stock Option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Corporation.

7.	STOCK AWARDS

A. Restricted Stock Awards. Each Stock Award Agreement for a Restricted Stock Award shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of the Stock Award Agreements for Restricted Stock may change from time to time, and the terms and conditions of separate Restricted Stock Awards need not be identical, but each Restricted Stock Award shall include (through incorporation of the provisions hereof by references in the agreement or otherwise) the substance of each of the following provisions.

(i) Purchase Price. The Committee may establish a purchase price for Common Stock subject to a Restricted Stock Award.

(ii) Consideration. The purchase price, if any, of Common Stock acquired pursuant to the Restricted Stock Award shall be paid either: (a) in cash at the time of purchase, or (b) in any other form of legal consideration that may be acceptable to the Committee in its discretion.

(iii) Vesting. Shares of Common Stock acquired under a Restricted Stock Award may, but need not, be subject to a share repurchase option in favor of the Corporation in accordance with a vesting schedule to be determined by the Committee. Any grant or the vesting thereon may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section  8 of this Plan regarding Performance Shares and Performance Units.

(iv) Participant’s Termination of Service or Failure of Vesting. In the event of a Participant’s termination of Continuous Service before vesting or other failure of the Common Stock to vest, then, unless otherwise provided in the Stock Award Agreement, the Participant shall forfeit shares of Common Stock held by a Participant under the terms of a Restricted Stock Award which have not vested and for which no purchase price was paid by the Participant and the Corporation may repurchase or otherwise reacquire (including by way of forfeiture by the Participant) any or all of the shares of Common Stock held by the Participant which have not vested under the terms of the Stock Award Agreement for such Restricted Stock Award and for which a purchase price was paid by the Participant at such purchase price.

(v) Transferability. Rights to acquire shares of Common Stock under a Restricted Stock Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Award Agreement for such Restricted Stock Award, as the Committee shall determine in its discretion, so long as Common Stock granted under the Restricted Stock Award remains subject to the terms of the Stock Award Agreement.

(vi) Additional Rights. Any grant may require that any or all dividends or other distributions paid on the shares acquired under a Restricted Stock Award during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional shares of Common Stock which may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee shall determine. Unless provided otherwise in the Stock Award Agreement, Participants holding shares of Common Stock subject to restrictions under a Stock Award Agreement may exercise full voting rights with respect to the shares.

B. Deferred Shares. The Committee may authorize grants of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions, subject to the requirements of Section 409A of the Code to the extent applicable thereto:

(i) Each grant shall constitute the agreement by the Corporation to issue or transfer shares of Common Stock to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

(ii) Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the date of grant.

(iii) Each grant shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the date of grant, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Corporation or other similar transaction or event.

(iv) During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such shares, but the Committee may on or after the date of grant, authorize the payment of dividend or other distribution equivalents on such shares in cash or additional shares on a current, deferred or contingent basis.

(v) Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 8 of this Plan regarding Performance Shares and Performance Units.

(vi) Each grant shall be evidenced by an agreement delivered to and accepted by the Participant and containing such terms and provisions as the Committee may determine consistent with this Plan. The terms and conditions of the Stock Award Agreements for Deferred Shares may change from time to time, and the terms and conditions of separate grants of Deferred Shares need not be identical.

8.	PERFORMANCE SHARES AND PERFORMANCE UNITS.

The Committee may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

A. Each grant shall specify the number of Performance Shares or Performance Units to which it pertains.

B. The Performance Period with respect to each Performance Share or Performance Unit shall commence on the date established by the Committee and may be subject to earlier termination in the event of a change in control of the Corporation or other similar transaction or event.

C. Each grant shall specify the Performance Objectives that are to be achieved by the Participant.

D. Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

E. Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Corporation in cash, shares of Common Stock or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

F. Any grant of Performance Shares or Performance Units may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the date of grant.

G. During the Performance Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in any Performance Shares and shall not have any right to vote such shares. Any grant of Performance Shares may provide for the payment to the Participant of dividend or other distribution equivalents thereon in cash or additional shares of Common Stock on a current, deferred or contingent basis.

H. Each grant shall be evidenced by an agreement that shall be delivered to and accepted by the Participant, which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan. The terms and conditions of the Performance Award Agreements may change from time to time, and the terms and conditions of separate grants of Performance Shares and Performance Units need not be identical.

9.	CHANGES IN CAPITAL STRUCTURE

A. No Limitations of Rights. The existence of outstanding Awards shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

B. Changes in Capitalization. If the Corporation shall effect (i) any stock dividend, stock split, subdivision or consolidation of shares, recapitalization or other capital readjustment, (ii) any merger, consolidation, separation (including a spin-off or split-up), reorganization, partial or complete liquidation or other distribution of assets (other than ordinary dividends or distributions) of the Corporation without receiving consideration therefore in money, services or property, or (iii) any other corporate transaction having a similar effect, then (a) the number, class, and per share price or base amount of shares of Common Stock subject to outstanding Awards shall be equitably adjusted by the Committee as it in good faith determines is required in order to prevent enlargement, dilution, or diminishment of rights, (b) the number and class of shares of Common Stock then reserved for issuance under this Plan and the maximum number of shares for which Awards may be granted to a Participant during a specified time period shall be adjusted as the Committee deems appropriate to reflect such transaction, and (c) the Committee shall make such modifications to the Performance Objectives for each outstanding Award as the Committee determines are appropriate in accordance with Section 2, “Performance Objectives.” The conversion of convertible securities of the Corporation shall not be treated as effected “without receiving consideration.” The Committee shall make such adjustments, and its determinations shall be final, binding and conclusive.

C. Merger, Consolidation or Asset Sale. If the Corporation is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another entity while Awards remain outstanding under this Plan, unless provisions are made in connection with such transaction for the continuance of this Plan and/or the assumption or substitution of such Awards with new awards covering the stock of the successor entity, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then (i) all outstanding Options which have not been continued, assumed or for which a substituted award has not been granted shall become exercisable immediately prior to and terminate immediately as of the effective date of any such merger, consolidation or sale, (ii) the restrictions applicable to all outstanding Restricted Stock Awards and grants of Deferred Shares shall lapse and such awards shall be settled in full immediately prior to the effective date of any such merger, consolidation or sale, and (iii) all Performance Shares and Performance Units shall become vested at the target performance level (as specified by the Committee) and shall be settled immediately prior to the effective date of any such merger, consolidation or sale, unless such Performance Awards are subject to the provisions of Section 409A of the Code.

D. Limitation on Adjustment. Except as previously expressly provided, neither the issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, nor the increase or decrease of the number of authorized shares of stock, nor the addition or deletion of classes of stock, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding Awards.

10.	WITHHOLDING OF TAXES

The Corporation or an Affiliate shall have the right, before any certificate for any Common Stock is delivered (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation), to deduct or withhold from any payment owed to a Participant any amount that is necessary in order to satisfy any withholding requirement that the Corporation or any Affiliate in good faith believes is imposed upon it in connection with federal, state, local or foreign taxes, including transfer taxes, as a result of the issuance of, lapse of restrictions on, or any other income or tax event with respect to, such Common Stock or Award, or otherwise require such Participant to make provision for payment of any such withholding amount. Subject to such conditions as may be established by the Committee, the Committee may permit a Participant to (i) have Common Stock otherwise issuable under an Award withheld to the extent necessary to comply with minimum statutory withholding rate requirements, (ii) tender back to the Corporation shares of Common Stock received pursuant to an Award to the extent necessary to comply with minimum statutory withholding rate requirements, (iii) deliver to the Corporation previously acquired Common Stock, (iv) have funds withheld from payments of wages, salary or other cash compensation due the Participant, or (v) pay the Corporation or its Affiliate in cash, in order to satisfy part or all of the obligations for any taxes required to be withheld or otherwise deducted and paid by the Corporation or its Affiliate with respect to the Award.

11.	COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

A. General Requirements. No Option shall be exercisable, no Award shall be granted, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation), and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Corporation is a party, and the rules of all stock exchanges or quotation systems on which the Corporation’s shares may be listed. The Corporation shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock issued in connection with an Award may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Corporation has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

B. Participant Representations. The Committee may require that a Participant, as a condition to receipt or exercise of a particular Award, execute and deliver to the Corporation a written statement, in form satisfactory to the Committee, in which the Participant represents and warrants that the shares are being acquired for such person’s own account, for investment only and not with a view to the resale or distribution thereof. The Participant shall, at the request of the Committee, be required to represent and warrant in writing that any subsequent resale or distribution of shares of Common Stock by the Participant shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer of sale or sale of such shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Corporation, as to the application of such exemption thereto.

12.	GENERAL PROVISIONS

A. Effect on Employment and Service. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall (i) confer upon any individual any right to continue in the employ or service of the Corporation or an Affiliate, (ii) in any way affect any right and power of the Corporation or an Affiliate to change an individual’s duties or terminate the employment or service of any individual at any time with or without assigning a reason therefor, or (iii) except to the extent the Committee grants an Award to such individual, confer on any individual the right to participate in the benefits of this Plan.

B. Use of Proceeds. The proceeds received by the Corporation from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

C. Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Corporation shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Corporation to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Corporation shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Corporation,

D. Further Restrictions on Transfer. Any Award made under this Plan may expressly provide that all or any part of the shares of Common Stock that are: (i) to be issued or transferred by the Corporation upon the exercise of an Option, upon termination of the Deferral Period applicable to Deferred Shares, or upon payment under any grant of Performance Shares or Performance Units, or (ii) no longer subject to a substantial risk of forfeiture and restrictions on transfer referred to in Section 7(A) of this Plan, shall be subject to further restrictions on transfer.

E. Fractional Shares. The Corporation shall not be required to issue fractional shares pursuant to this Plan. The Committee may provide for elimination of fractional shares or the settlement of such fractional shares in cash.

F. Rules of Construction. Headings are given to the Sections of this Plan solely as a convenience to facilitate reference, and shall not be used in interpreting, construing or enforcing any provision hereof. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

G. Choice of Law. The Plan and all Stock Option Agreements, Stock Award Agreements and Performance Award Agreements entered into under this Plan (except to the extent that any such Stock Option Agreement, Stock Award Agreement or Performance Award Agreement otherwise provides) shall be governed by and interpreted under the laws of the jurisdiction of incorporation of the Corporation excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the laws of the jurisdiction of incorporation of the Corporation.

13.	AMENDMENT AND TERMINATION

The Board may amend or terminate this Plan from time to time; provided, however, that with respect to any amendment (i) that increases the aggregate number of shares of Common Stock that may be issued under this Plan, (ii) that changes the class of employees eligible to receive Incentive Stock Options or (iii) for which stockholder approval is required by the terms of any applicable law, regulation, or rule, including, without limitation, any applicable stock exchange or NASDAQ rules, each such amendment shall be subject to the approval of the stockholders of the Corporation within twelve (12) months of the date such amendment is adopted by the Board. The Committee may also amend or terminate this Plan from time to time so long as such action complies with applicable law, except that any Plan amendment to be presented to the stockholders for approval shall first be approved by the Board. Except as specifically permitted by a provision of this Plan (other than Section 3(B)), a Stock Option Agreement, a Stock Award Agreement or a Performance Award Agreement or as required to comply with applicable law, regulation or rule, no amendment to this Plan or a Stock Option Agreement, Stock Award Agreement or Performance Award Agreement shall, without a Participant’s consent, adversely affect any rights of such Participant under any Award outstanding at the time such amendment is made; provided, however, that an amendment that may cause an Incentive Stock Option to become a Nonqualified Stock Option, and any amendment that is required to comply with the rules applicable to Incentive Stock Options, shall not be treated as adversely affecting the rights of the Participant.

14.	CODE SECTION 409A

It is intended that the Options awarded pursuant to Section 6 and the Restricted Stock awarded pursuant to Section 7(A) not constitute a “deferral of compensation” within the meaning of Section 409A of the Code. It is further intended that the Deferred Shares awarded pursuant to Section 7(B) and the Performance Shares and Performance Units awarded pursuant to Section 8 not constitute a “deferral of compensation” within the meaning of Section 409A of the Code or otherwise comply with the requirements of Section 409A of the Code and the Treasury regulations and other interpretive guidance issued thereunder in all material respects. The Plan shall be interpreted for all purposes and operated to the extent necessary in order to comply with the intent expressed in this Section 14. Notwithstanding the foregoing, the Corporation shall not be required to assume any increased economic burden in connection therewith. Although the Corporation intends to administer the Plan so that it will comply with the requirements of Section 409A of the Code, the Corporation does not represent or warrant that the Plan will comply with Section 409A of the Code or any other provision of federal, state, local, or non-United States law. Neither the Corporation nor any of its Affiliates, nor its or their respective directors, officers, employees, or advisers, shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant might owe as a result of participation in the Plan.

15.	EFFECTIVE DATE AND DURATION OF PLAN

A. The Plan became effective upon adoption by the Board, subject to approval within twelve (12) months by the stockholders of the Corporation holding a majority of the shares of Common Stock entitled to vote thereon. Unless and until the Plan has been approved by the stockholders of the Corporation, no Option may be exercised, and no shares of Common Stock may be issued under this Plan. In the event that the stockholders of the Corporation shall not approve this Plan within such twelve (12) month period, this Plan and any previously granted Award shall terminate.

B. Unless previously terminated, this Plan will terminate ten (10) years after the date this Plan is adopted by the Board, except that Awards that are granted under this Plan prior to its termination will continue to be administered under the terms of this Plan until the Awards terminate or are exercised.

ANNUAL MEETING OF STOCKHOLDERS OF

MHI HOSPITALITY CORPORATION

April 16, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 16, 2013

The proxy statement and annual report to security holders

are available on our website at www.mhihospitality.com.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

MHI HOSPITALITY CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

This proxy is being solicited on behalf of the Board of Directors.

April 16, 2013

The undersigned hereby appoints the board of directors of MHI Hospitality Corporation (the “Company”), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at the Williamsburg Community Building, 401 North Boundary Street, Williamsburg, Virginia 23185 on Tuesday, April 16, 2013, at 9:00 a.m., local time, and at any and all adjournments thereof, in the following manner:

THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED, TO THE EXTENT PERMISSIBLE. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

Address changes/Comments:

Continued and to be signed on the reverse side

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR ALL the following:
1.	Election of Directors. Nominees
NOMINEES:
☐ ☐ ☐	FOR ALL WITHHOLD ALL FOR ALL EXCEPT	¡ David J. Beatty ¡ J. Paul Carey ¡ David R. Folsom ¡ James P. O’Hanlon ¡ Andrew M. Sims ¡ Kim E. Sims ¡ Edward S. Stein ¡ Gen. Anthony C. Zinni

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the number(s) of the nominees(s) on the line below: ●

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

	FOR	AGAINST	ABSTAIN
The Board of Directors recommends you vote FOR proposals 2, 3 and 4:

2. To ratify the appointment of PBMares, LLP, as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2013.	☐	☐	☐

3. To approve the Company’s 2013 Long-Term Incentive Plan.	☐	☐	☐

4. An advisory vote on executive compensation.	☐	☐	☐

	1 YEAR	2 YEARS 3 YEARS		ABSTAIN
The Board of Directors recommends you vote 3 YEARS on the following proposal:

5. An advisory vote on the frequency of holding an advisory vote on executive compensation.	☐	☐	☐	☐

NOTE: The election of the directors of the nominees listed above is for terms to expire at the 2014 Annual Meeting of Stockholders. Should the undersigned be present and elect to vote at the Annual Meeting, or at any adjournments thereof, and after notification to the Corporate Secretary of the Company at the Annual Meeting of the Stockholder’s decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Corporate Secretary of the Company of his or her decision to terminate this proxy. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of an annual report, a Notice of Annual Meeting of Stockholders and a proxy statement dated March 20, 2013.

	YES	NO

Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date:	Signature (Joint Owners)	Date:

Note:	Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
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